UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Apple Inc.

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APPLE INC.

1 Infinite Loop

Cupertino, California 95014

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

February 25, 2010

10:00 a.m. Pacific Standard Time

To the shareholders of Apple Inc.:

Notice is hereby given that the 2010 annual meeting of shareholders (the “Annual Meeting”) of Apple Inc., a California corporation (the “Company”), will be held on Thursday, February 25, 2010 at 10:00 a.m. Pacific Standard Time, in Building 4 of the Company’s principal executive offices located at the address shown above for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect the Company’s Board of Directors (the “Board”). The Board intends to present for election the following seven nominees, all of whom are current directors of the Company: William V. Campbell, Millard S. Drexler, Albert A. Gore, Jr., Steven P. Jobs, Andrea Jung, Arthur D. Levinson, Ph.D. and Jerome B. York;

2.	To approve amendments to the Company’s 2003 Employee Stock Plan;

3.	To approve amendments to the Company’s 1997 Director Stock Option Plan;

4.	To hold an advisory vote on executive compensation;

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010;

6.	To consider two shareholder proposals, if properly presented at the Annual Meeting; and

7.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Only shareholders of record as of the close of business on December 28, 2009 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

The Company is pleased to continue to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

Sincerely,

/S/ D. BRUCE SEWELL
D. Bruce Sewell
Senior Vice President,
General Counsel and Secretary

Cupertino, California

January 12, 2010

APPLE INC.

1 Infinite Loop

Cupertino, California 95014

PROXY STATEMENT

FOR

2010 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting, to be held on Thursday, February 25, 2010 at 10:00 a.m. Pacific Standard Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to shareholders on January 12, 2010. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held in Building 4 of the Company’s principal executive offices located at the address shown above.

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended September 26, 2009, as filed with the SEC on October 27, 2009 (the “Annual Report”).

If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

Shareholders will vote on seven items at the Annual Meeting:

•	The election to the Board of the seven nominees named in this Proxy Statement (Proposal No. 1);

•	Amendments to the Company’s 2003 Employee Stock Plan (Proposal No. 2);

•	Amendments to the Company’s 1997 Director Stock Option Plan (Proposal No. 3);

•	An advisory vote on executive compensation (Proposal No. 4);

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 5);

•	A shareholder proposal regarding a sustainability report (Proposal No. 6); and

•	A shareholder proposal to amend the Company’s bylaws to establish a Board committee on sustainability (Proposal No. 7).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” amendments to the Company’s 2003 Employee Stock Plan (Proposal No. 2);

•	“FOR” amendments to the Company’s 1997 Director Stock Option Plan (Proposal No. 3);

•	“FOR” the proposal regarding an advisory vote on executive compensation (Proposal No. 4);

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 5);

•	“AGAINST” the shareholder proposal regarding a sustainability report (Proposal No. 6); and

•	“AGAINST” the shareholder proposal to amend the Company’s bylaws to establish a Board committee on sustainability (Proposal No. 7).

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 1 Infinite Loop, Cupertino, California 95014. The Company’s main telephone number is (408) 996-1010.

What is the Company’s fiscal year?

The Company’s fiscal year is the 52 or 53-week period that ends on the last Saturday of September. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company’s fiscal calendar.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call the Company at the following address and telephone number:

Apple Investor Relations

1 Infinite Loop MS: 301-4IR

Cupertino, California 95014

(408) 974-3123

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email.

The Company’s proxy materials are also available on the Company’s website at www.apple.com/investor.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. Only shareholders of record as of the close of business on December 28, 2009 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 906,386,266 shares of the Company’s common stock issued and outstanding, held by 30,476 holders of record.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. See the section entitled “Other Matters” below.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The advisory vote on executive compensation (Proposal No. 4) and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 5) are matters considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals No. 4 and No. 5.

The election of directors (Proposal No. 1), the amendments to the Company’s 2003 Employee Stock Plan (Proposal No. 2), the amendments to the Company’s 1997 Director Stock Option Plan (Proposal No. 3) and the two shareholder proposals (Proposals No. 6 and No. 7) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1, No. 2, No. 3, No. 6 and No. 7.

What is the voting requirement to approve each of the proposals?

For Proposal No. 1, the seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the seven directors to be elected by those shares, will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect.

Approval of Proposals No. 2, No. 3, No. 4, No. 5, No. 6 and No. 7 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal, and therefore broker non-votes and abstentions have no effect on the proposal relating to the election of directors. In the case of each of the other proposals, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting. Approval of these other proposals also requires the affirmative vote of a majority of the shares necessary to constitute a quorum, however, and therefore broker non-votes and abstentions could prevent the approval of these other proposals because they do not count as affirmative votes. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual

Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s General Counsel at 1 Infinite Loop, Cupertino, California 95014, MS: 301-4GC a written notice of revocation prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative from Computershare will serve as the inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Quarterly Report on Form 10-Q for the quarter ending on March 27, 2010, which the Company is required to file with the SEC by May 6, 2010.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Georgeson Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the Annual Meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. Georgeson Inc. may be contacted at (800) 261-1052.

The Company must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on the Company’s behalf.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Pacific Standard Time, and each shareholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2011 annual meeting of shareholders?

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 annual meeting of shareholders must be received no later than September 14, 2010. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s General Counsel by mail at 1 Infinite Loop, Cupertino, California 95014, MS: 301-4GC or by facsimile at (408) 253-7457.

Requirements for Shareholder Proposals to Be Brought Before the 2011 Annual Meeting of Shareholders. Notice of any director nomination or other proposal that you intend to present at the 2011 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2011 annual meeting of shareholders, must be delivered to the Company’s General Counsel by mail at 1 Infinite Loop, Cupertino, California 95014, MS: 301-4GC or by facsimile at (408) 253-7457 not earlier than the close of business on October 28, 2010 and not later than the close of business on November 27, 2010. In addition, your notice must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that you intend to present at the 2011 annual meeting of shareholders. The proxy solicited by the Company for the 2011 annual meeting of shareholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to November 28, 2010.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Listed below are the Company’s seven directors, each of whom is nominated for re-election at the Annual Meeting. Each of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders. Eric E. Schmidt, Ph.D. resigned from the Board effective July 31, 2009, resulting in one vacancy on the Board. The Board has not nominated an individual to fill the vacancy. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the seven nominees named in this Proxy Statement.

Name	Position With the Company	Age as of the Annual Meeting	Director Since
William V. Campbell	Director	69	1997
Millard S. Drexler	Director	65	1999
Albert A. Gore, Jr.	Director	61	2003
Steven P. Jobs	Director and Chief Executive Officer	55	1997
Andrea Jung	Co-lead Director	51	2008
Arthur D. Levinson, Ph.D.	Co-lead Director	59	2000
Jerome B. York	Director	71	1997

William V. Campbell has been Chairman of Intuit Inc. (“Intuit”) since August 1998 and a director of Intuit since May 1994. Mr. Campbell also is Chair of the Board of Trustees of Columbia University and a director of The National Football Foundation & College Hall of Fame, Inc.

Millard S. Drexler has been Chairman and Chief Executive Officer of J.Crew Group, Inc. since January 2003. Previously, Mr. Drexler was Chief Executive Officer of The Gap, Inc. (“Gap”) from 1995 and President from 1987 to September 2002. Mr. Drexler also was a director of Gap from November 1983 to October 2002.

Albert A. Gore, Jr. has served as Chairman of Current TV since 2002, Chairman of Generation Investment Management since 2004 and a partner of Kleiner Perkins Caufield & Byers since 2007. Mr. Gore also is Chairman of the Alliance for Climate Protection.

Steven P. Jobs is one of the Company’s co-founders and currently serves as its Chief Executive Officer. Mr. Jobs also has been a director of The Walt Disney Company (“Disney”) since May 2006.

Andrea Jung joined Avon Products, Inc. (“Avon”) in January 1994 and has been Chairman and Chief Executive Officer of Avon since September 2001, having previously served as Chief Executive Officer of Avon since November 1999 and as a director of Avon since January 1998. Since July 1998, Ms. Jung also has been a director of General Electric Company, where she serves on the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee. She also is a member of the N.Y. Presbyterian Hospital Board of Trustees, a director of Catalyst, a nonprofit corporate membership research and advisory organization, and Chairman of the World Federation of Direct Selling Associations.

Arthur D. Levinson, Ph.D. has been Chairman of Genentech, Inc. (“Genentech”) since September 1999. Previously, Dr. Levinson also served as Chief Executive Officer of Genentech from July 1995 to April 2009. Since May 2009, Dr. Levinson has served as an advisor to Genentech’s Research and Early Development center and as a member of the Scientific Resource Board, Genentech’s external advisory group. Dr. Levinson is a director of NGM Biopharmaceuticals, Inc. He also serves on the Board of Scientific Consultants of the Memorial Sloan-Kettering Cancer Center, on the Industrial Advisory Board of the California Institute for Quantitative Biomedical Research, on the Advisory Council for the Princeton University Department of Molecular Biology, on the Advisory Council for the Lewis-Sigler Institute for Integrative Genomics, and on the Executive Council of TechNet.

Jerome B. York has been Chief Executive Officer of Harwinton Capital LLC (formerly Harwinton Capital Corporation), a private investment company that he controls, since September 2000. Mr. York also has been a director of Dana Holding Corporation since January 2008, where he serves on the Audit Committee and the Compensation Committee, and a director of Tyco International Ltd. since November 2002, where he serves on the Audit Committee. Mr. York also is a director of MyPublisher, Inc.

Role of the Board; Corporate Governance Matters

The Board oversees the Company’s Chief Executive Officer (the “CEO”) and other senior management in the competent and ethical operation of the Company on a day-to-day basis and assures that the long-term interests of the shareholders are being served. To satisfy its duties, directors are expected to take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through the maintenance of high standards of responsibility and ethics. The key practices and procedures of the Board are outlined in the Corporate Governance Guidelines available on the Company’s website at www.apple.com/investor.

The Board met a total of four times during 2009. The Board has determined that all Board members, excluding Mr. Jobs, are independent under the applicable NASDAQ and SEC rules.

Board Committees

The Board has a standing Audit and Finance Committee (the “Audit Committee”), Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”). The Board has determined that the Chairs and all committee members are independent under the applicable NASDAQ and SEC rules. The members of the committees are identified in the table below.

Director	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee
William V. Campbell	X	Chair	—
Millard S. Drexler	—	X	X
Albert A. Gore, Jr.	—	X	X
Steven P. Jobs	—	—	—
Andrea Jung	—	X	—
Arthur D. Levinson, Ph.D.	X	—	Chair
Jerome B. York	Chair	—	—

The Audit Committee is responsible primarily for overseeing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and system of internal controls and reviewing significant financial transactions. The Audit Committee met a total of nine times during 2009.

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the CEO, administering the Company’s equity compensation plans and reviewing the compensation of the Board. The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management or others. The Compensation Committee met a total of four times during 2009. For a description of the Compensation Committee’s processes and procedures, including the roles of the Company’s executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, please see the section entitled “Compensation Discussion and Analysis” below.

The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, including implementing the Company’s Corporate Governance Guidelines. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. The Nominating Committee met a total of four times during 2009 and met after the end of the fiscal year to recommend to the full Board each of the nominees for election to the Board, as presented herein.

The Audit Committee, Compensation Committee and Nominating Committee operate under written charters adopted by the Board. These charters are available on the Company’s website at www.apple.com/investor.

During 2009, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

There are no family relationships among executive officers and directors of the Company.

Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee, Messrs. Campbell and York and Dr. Levinson, qualifies as an “audit committee financial expert” as defined by the SEC and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(l) under the Exchange Act.

Code of Ethics

The Company has a code of ethics, “Business Conduct: The Way We Do Business Worldwide,” that applies to all of the Company’s employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. A copy of this code is available on the Company’s website at www.apple.com/investor. The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Form 8-K.

Compensation of Directors

The form and amount of director compensation are determined by the Board after its review of recommendations made by the Compensation Committee. The current practice of the Board is to base a substantial portion of a director’s annual retainer on equity. Under the Company’s 1997 Director Stock Option Plan (the “Director Plan”), members of the Board who are not also Company employees (“Non-Employee Directors”) are granted an option to acquire 30,000 shares of the Company’s common stock upon their initial election or appointment to the Board (an “Initial Option”). Initial Options vest and become exercisable in equal installments on each of the first three anniversaries of the grant date. Starting on the fourth anniversary of a Non-Employee Director’s initial election or appointment to the Board and on each subsequent anniversary thereafter during the director’s tenure on the Board, the Non-Employee Director is granted an option to acquire 10,000 shares of the Company’s common stock (an “Annual Option”). Annual Options are fully vested and immediately exercisable on the date of grant.

At the Annual Meeting, shareholders are being asked to approve certain amendments to the Director Plan that would, among other things, provide for annual grants to Non-Employee Directors to be made in the form of restricted stock units (“RSUs”) instead of options and to be made in connection with the Company’s annual meeting of shareholders rather than on the anniversary of the date the Non-Employee Director joined the Board. Please see the proposed amendments to the Director Plan described in Proposal No. 3.

Non-Employee Directors also receive a $50,000 annual retainer paid in quarterly installments, and the Chair of the Audit Committee receives an additional annual retainer of $25,000. Other than the Chair of the Audit Committee, directors do not receive any additional compensation for serving as a Chair or member of any other committee.

In addition, under the Company’s Board of Directors Equipment Program, each Non-Employee Director is eligible to receive, upon request and free of charge, one of each new product introduced by the Company and is eligible to purchase additional equipment at a discount.

Director Compensation—2009

The following table presents information regarding the compensation paid during 2009 to Non-Employee Directors. The compensation paid to Mr. Jobs is presented below under “Executive Compensation” in the table entitled “Summary Compensation Table—2009, 2008 and 2007” and the related explanatory tables. Mr. Jobs does not receive any compensation for his services as a member of the Board.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(2)	Total ($) (h)
William V. Campbell	50,000	—	929,000	—	—	2,099	981,099
Millard S. Drexler	50,000	—	706,950	—	—	9,389	766,339
Albert A. Gore, Jr.	50,000	—	382,100	—	—	4,272	436,372
Andrea Jung	50,000	—	651,812	—	—	5,246	707,058
Arthur D. Levinson, Ph.D.	50,000	—	938,300	—	—	6,302	994,602
Eric E. Schmidt, Ph.D.(3)	—	—	—	—	—	—	—
Jerome B. York	75,000	—	929,000	—	—	224	1,004,224

(1)	The amounts reported in Column (d) of the table above reflect the aggregate dollar amounts for option awards granted to Non-Employee Directors that were recognized for financial statement reporting purposes with respect to 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Non-Employee Directors were forfeited during 2009. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in Notes to Consolidated Financial Statements at Note 7, “Shareholders’ Equity and Stock-Based Compensation.”

The following table presents the number of outstanding and unexercised option awards held by each of the Non-Employee Directors as of September 26, 2009. None of the Non-Employee Directors held any outstanding restricted stock awards or RSUs as of that date.

Director	Number of Shares Subject to Outstanding Options as of 9/26/09
William V. Campbell	70,000
Millard S. Drexler	90,000
Albert A. Gore, Jr.	89,000
Andrea Jung	30,000
Arthur D. Levinson, Ph.D.	130,000
Eric E. Schmidt, Ph.D.(3)	—
Jerome B. York	70,000

The Company granted to all Non-Employee Directors (other than Ms. Jung and Dr. Schmidt) an option to purchase 10,000 shares of the Company’s common stock during 2009. These grants were made on the anniversaries of the directors’ initial election. The grants had the following fair values on the applicable grant date: Mr. Campbell, $929,000; Mr. Drexler, $706,950; Mr. Gore, $382,100; Dr. Levinson, $938,300; and Mr. York, $929,000. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in Notes to Consolidated Financial Statements at Note 7, “Shareholders’ Equity and Stock-Based Compensation.”

(2)	The amounts reported in Column (g) of the table above reflect one or more new products introduced by the Company, made available under the Company’s Board of Directors Equipment Program.

(3)	Dr. Schmidt declined the annual retainer fee and declined to participate in the Director Plan. He resigned from the Board effective July 31, 2009.

Communications with the Board

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s General Counsel at 1 Infinite Loop, Cupertino, California 95014, MS: 301-4GC, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to the Company’s General Counsel for forwarding to the Board or specified Board member or members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s General Counsel reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found on the Company’s website at www.apple.com/investor.

Attendance of Directors at 2009 Annual Meeting of Shareholders

All directors are expected to attend the Company’s annual meeting of shareholders. Six directors attended the annual meeting of shareholders in February 2009.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members whose names appear in the section entitled “Board Committees” were Compensation Committee members during all of 2009, except that Ms. Jung was appointed to the Compensation Committee on February 25, 2009. Mr. Campbell formerly served as an officer of the Company and of FileMaker, Inc., a subsidiary of the Company. No other member of the Compensation Committee is or has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2009.

EXECUTIVE OFFICERS

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section entitled “Directors.”

Name	Position With the Company	Age as of the Annual Meeting
Timothy D. Cook	Chief Operating Officer	49
Scott Forstall	Senior Vice President, iPhone Software Engineering & Platform Experience	41
Ronald B. Johnson	Senior Vice President, Retail	51
Robert Mansfield	Senior Vice President, Mac Hardware Engineering	49
Peter Oppenheimer	Senior Vice President, Chief Financial Officer	47
Mark Papermaster	Senior Vice President, Devices Hardware Engineering	48
Philip W. Schiller	Senior Vice President, Worldwide Product Marketing	49
Bertrand Serlet	Senior Vice President, Software Engineering	49
D. Bruce Sewell	Senior Vice President, General Counsel and Secretary	51

Timothy D. Cook, Chief Operating Officer, joined the Company in March 1998. Mr. Cook also served as Executive Vice President, Worldwide Sales and Operations from 2002 to 2005. In 2004, his responsibilities were expanded to include the Company’s Macintosh hardware engineering. From 2000 to 2002, Mr. Cook served as Senior Vice President, Worldwide Operations, Sales, Service and Support. From 1998 to 2000, Mr. Cook served as Senior Vice President, Worldwide Operations. Prior to joining the Company, Mr. Cook was Vice President, Corporate Materials for Compaq Computer Corporation (“Compaq”). Prior to his work at Compaq, Mr. Cook was Chief Operating Officer of the Reseller Division at Intelligent Electronics. Mr. Cook also spent 12 years with International Business Machines Corporation (“IBM”), most recently as Director of North American Fulfillment. Mr. Cook also has served as a director of NIKE, Inc. since November 2005.

Scott Forstall, Senior Vice President, iPhone Software Engineering & Platform Experience, joined the Company in February 1997 upon the Company’s acquisition of NeXT. Mr. Forstall also has served the Company as Vice President of Platform Experience while leading several releases of Mac OS X, and as Director of Application Frameworks. Prior to joining the Company, Mr. Forstall worked at NeXT developing core technologies.

Ronald B. Johnson, Senior Vice President, Retail, joined the Company in January 2000. Prior to joining the Company, Mr. Johnson spent 16 years with Target Stores, most recently as Senior Merchandising Executive.

Robert Mansfield, Senior Vice President, Mac Hardware Engineering, joined the Company in November 1999 as Vice President of Development Engineering and assumed his current position in May 2008. Prior to joining the Company, Mr. Mansfield was Vice President of Engineering at Raycer Graphics and a Senior Director at Silicon Graphics, Inc.

Peter Oppenheimer, Senior Vice President, Chief Financial Officer, joined the Company in July 1996. Mr. Oppenheimer also served the Company as Vice President and Corporate Controller and as Senior Director of Finance for the Americas. Prior to joining the Company, Mr. Oppenheimer was Chief Financial Officer of one of the four business units for Automatic Data Processing, Inc. (“ADP”). Prior to joining ADP, Mr. Oppenheimer spent six years in the Information Technology Consulting Practice with Coopers and Lybrand.

Mark Papermaster, Senior Vice President, Devices Hardware Engineering, joined the Company in April 2009. Prior to joining the Company, Mr. Papermaster served as IBM’s Vice President of Blade Server Development from 2006 to 2008, Vice President of Server Microprocessor Development from 2003 to 2006, and Director of Microprocessor Development from 1999 to 2003.

Philip W. Schiller, Senior Vice President, Worldwide Product Marketing, rejoined the Company in April 1997. Prior to rejoining the Company, Mr. Schiller was Vice President of Product Marketing at Macromedia, Inc. from December 1995 to March 1997 and Director of Product Marketing at FirePower Systems, Inc. from 1993 to December 1995. Prior to that, Mr. Schiller spent six years at the Company in various marketing positions.

Bertrand Serlet, Senior Vice President, Software Engineering, joined the Company in February 1997 upon the Company’s acquisition of NeXT and also served the Company as Vice President of Platform Technology. At NeXT, Mr. Serlet held several engineering and managerial positions, including Director of Web Engineering. Prior to NeXT, Mr. Serlet worked as a research engineer at Xerox PARC from 1985 to 1989.

D. Bruce Sewell, Senior Vice President, General Counsel and Secretary, joined the Company in September 2009. Prior to joining the Company, Mr. Sewell served as Senior Vice President, General Counsel of Intel Corporation (“Intel”) since 2005. Mr. Sewell also served as Intel’s Vice President, General Counsel from 2004 to 2005 and Vice President of Legal and Government Affairs, Deputy General Counsel from 2001 to 2004. Prior to joining Intel in 1995, Mr. Sewell was a partner in the law firm of Brown and Bain PC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 4, 2009 (the “Table Date”) with respect to the beneficial ownership of the Company’s common stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled “Summary Compensation Table—2009, 2008 and 2007” under the section entitled “Executive Compensation”; and (iv) all directors and executive officers as a group. As of the Table Date, 905,348,545 shares of the Company’s common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, all persons named below can be reached at Apple Inc., 1 Infinite Loop, Cupertino, California 95014.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding
Steven P. Jobs	5,546,451	(2)	*
William V. Campbell	70,000	(3)	*
Timothy D. Cook	13,741	(4)	*
Millard S. Drexler	130,000	(5)	*
Scott Forstall	7,399	(6)	*
Albert A. Gore, Jr.	90,000	(7)	*
Andrea Jung	20,077	(8)	*
Arthur D. Levinson, Ph.D.	385,015	(9)	*
Robert Mansfield	70,288	(10)	*
Peter Oppenheimer	11,737	(11)	*
Jerome B. York	70,000	(12)	*
All current executive officers and directors as a group (16 persons)	6,928,620	(13)	*

(1)	Represents shares of the Company’s common stock held and options held by such individuals that were exercisable at the Table Date or within sixty days thereafter. This does not include options or RSUs that vest more than sixty days after the Table Date. RSUs are awards granted by the Company and payable, subject to vesting requirements, in shares of the Company’s common stock.

(2)	Held indirectly by Mr. Jobs through a trust.

(3)	Includes 70,000 shares of the Company’s common stock that Mr. Campbell has the right to acquire by exercise of stock options and excludes 60,000 vested stock options that were subject to a non-sale transfer by Mr. Campbell in August 2009.

(4)	Excludes 500,000 unvested RSUs held by Mr. Cook.

(5)	Includes 20,000 shares of the Company’s common stock that Mr. Drexler holds indirectly through a trust and 90,000 shares of the Company’s common stock that Mr. Drexler has the right to acquire by exercise of stock options.

(6)	Includes 4,687 shares of the Company’s common stock that Mr. Forstall has the right to acquire by exercise of stock options and excludes 195,000 unvested RSUs held by Mr. Forstall.

(7)	Includes 89,000 shares of the Company’s common stock that Mr. Gore has the right to acquire by exercise of stock options.

(8)	Includes 20,000 shares of the Company’s common stock that Ms. Jung has the right to acquire by exercise of stock options.

(9)	Includes 2,000 shares of the Company’s common stock held by Dr. Levinson’s spouse and 130,000 shares of the Company’s common stock that Dr. Levinson has the right to acquire by exercise of stock options.

(10)	Includes 70,000 shares of the Company’s common stock that Mr. Mansfield has the right to acquire by exercise of stock options and excludes 195,000 unvested RSUs held by Mr. Mansfield.

(11)	Excludes 350,000 unvested RSUs held by Mr. Oppenheimer.

(12)	Includes 20,000 shares of the Company’s common stock that Mr. York has the right to acquire by exercise of stock options.

(13)	Includes 643,687 shares of the Company’s common stock that executive officers and directors have the right to acquire by exercise of stock options and excludes 2,305,000 unvested RSUs held by executive officers.

*	Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of the Table Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2009, except that (i) one Form 4 was filed for Mr. Campbell on September 4, 2009 with respect to the disposition of 2,900 shares of the Company’s common stock on January 28, 2008; and (ii) one Form 4 was filed for Betsy Rafael on January 9, 2009 with respect to the acquisition of 15,000 RSUs on October 12, 2008.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. A copy of this policy is available on the Company’s website at www.apple.com/investor.

The policy provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	The related person’s interest in the transaction;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of business of the Company;

•	Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to the Company of, the transaction; and

•

Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve or ratify transactions. A summary of any new transactions pre-approved or ratified by the Chair is provided to the full Audit Committee for its review in connection with its next scheduled Audit Committee meeting.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	Employment as an executive officer, subject to conditions;

•	Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC;

•

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenue;

•

Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of the charitable organization’s total annual receipts; and

•

Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends.

A summary of new transactions covered by the standing pre-approvals described above is provided to the Audit Committee for its review at each regularly scheduled Audit Committee meeting.

Transactions with Related Persons

•

In 2001, the Company entered into a Reimbursement Agreement with Mr. Jobs for the reimbursement of expenses incurred by Mr. Jobs in the operation of his private plane when used for the Company’s business. The Company recognized a total of approximately $4,000, $871,000 and $776,000 in expenses pursuant to the Reimbursement Agreement during 2009, 2008 and 2007, respectively.

•

The Company enters into commercial dealings with Disney, Genentech, Google Inc. (“Google”) and Avon that it considers arms-length, including sales arrangements; in the case of Google, licensing agreements and similar arrangements; and, in the case of Disney, iTunes Store content licensing agreements and similar agreements. The Company enters into these commercial dealings in the ordinary course of its business. Mr. Jobs is a director of Disney. Dr. Schmidt, who resigned from the Board effective July 31, 2009, is Chairman and Chief Executive Officer of Google. Dr. Levinson is a director of Genentech and was its Chief Executive Officer until April 30, 2009. Dr. Levinson was also a director of Google until October 12, 2009. Ms. Jung is Chairman and Chief Executive Officer of Avon. The Company does not believe that any of Mr. Jobs, Ms. Jung or Drs. Levinson or Schmidt has a material direct or indirect interest in any of such commercial dealings.

The Board has determined that all Board members, excluding Mr. Jobs, are independent under the applicable NASDAQ and SEC rules. In making these determinations, the Board considered, among other things, the types and amounts of the commercial dealings between the Company and the companies and organizations with which the directors are affiliated.

•

On November 3, 2008, Tony Fadell became Special Advisor to the Chief Executive Officer. In his new position, Mr. Fadell is no longer an executive officer of the Company. Mr. Fadell and the Company have entered into a Transition Agreement and a Settlement Agreement and Release (together, the “Transition Agreement”), under which Mr. Fadell will receive an annual salary of $300,000, and will be entitled to bonus and other health and welfare benefits generally available to other senior managers, subject to his continued employment with the Company. Under the terms of the Transition Agreement, the Company cancelled 155,000 RSUs held by Mr. Fadell, which represented all of his outstanding and unvested RSUs. In connection with Mr. Fadell’s new role, the Compensation Committee granted Mr. Fadell 77,500 RSUs that will vest in full on March 24, 2010, subject to his continued employment with the Company through the vesting date and further subject to accelerated vesting if the Company terminates his employment without cause. The Transition Agreement includes Mr. Fadell’s release of claims against the Company and agreement not to solicit the Company’s employees for one year following the termination of his employment.

•

The spouse of Mr. Fadell was the Vice President, Human Resources of the Company from the beginning of 2009 until the termination of her employment on January 5, 2009. During this period, her base annual salary was $350,000 and her bonus was $43,750, and she participated in the Company’s equity award and benefit programs. Her compensation was commensurate with that of her peers.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee consists of four Non-Employee Directors: Messrs. Campbell, Drexler and Gore and Ms. Jung, each of whom the Board has determined is independent under the applicable NASDAQ and SEC rules. The Compensation Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.apple.com/investor.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the Compensation Committee

William V. Campbell (Chair)	Millard S. Drexler	Albert A. Gore, Jr.	Andrea Jung

Compensation Discussion and Analysis

This section explains the Company’s executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion in accordance with SEC rules:

Steven P. Jobs	Chief Executive Officer
Timothy D. Cook	Chief Operating Officer
Peter Oppenheimer	Senior Vice President, Chief Financial Officer
Robert Mansfield	Senior Vice President, Mac Hardware Engineering
Scott Forstall	Senior Vice President, iPhone Software Engineering & Platform Experience

EXECUTIVE SUMMARY

The Company’s goal for its executive compensation program is to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s shareholders. The Compensation Committee oversees the executive compensation program and determines the compensation for the Company’s executive officers. The Company believes the compensation program for the named executive officers was instrumental in helping the Company achieve strong financial performance in the challenging macroeconomic environment in 2009.

In 2009, the Company’s revenue grew to $36.5 billion, representing an increase of $4.1 billion or 12% over the prior year. Net income also increased to $5.7 billion in 2009, an increase of $870 million or 18% over the prior year, and the Company’s gross margin in 2009 was 36.0%, up from 34.3% in the prior year. The Company’s strong earnings and operational excellence helped drive a cash balance at the end of 2009 of $34 billion, an increase of $9.5 billion over the prior year. Further, the Company’s total shareholder return over the prior 1-, 3- and 5-year periods was 63%, 141% and 857%, respectively.

In 2009, each named executive officer was a member of the Company’s executive team. Each named executive officer is expected to contribute as a member of the executive team to the Company’s overall success rather than merely achieve specific objectives within that officer’s area of responsibility. Each named executive officer has been an employee of the Company for at least 10 years and none has an employment agreement or severance arrangement.

The Company believes the executive compensation program has served the Company well. Therefore, no significant changes were made to the executive compensation program in 2009. The executive compensation program for the named executive officers, other than Mr. Jobs, consists of three elements: long-term equity awards in the form of RSUs, annual performance-based cash bonus awards, and base salaries. Mr. Jobs’s total compensation consists of a salary of $1 per year.

The Company continues to rely primarily on long-term equity awards in the form of RSUs to attract and retain an outstanding executive team and to ensure a strong connection between the executive compensation program and the long-term interests of the Company’s shareholders. In general, the Company’s RSU awards to the named executive officers, other than Mr. Jobs, have been made every two years and no shares vest prior to the end of an approximate four-year vesting period. Consistent with this philosophy, RSUs that were awarded to the named executive officers in 2008 will vest in 2012, but no RSUs were awarded to the named executive officers in 2009. Exceptions are made for executives who are promoted to the executive team or are recent hires, and in special cases as determined by the Compensation Committee.

The Company places less emphasis on total cash compensation than on long-term equity awards. Accordingly, the design of the Company’s annual performance-based cash bonus program for the named executive officers remained the same in 2009 as in 2008, with target bonuses set at 50% of base salary and maximum bonuses set at 100% of base salary. As noted below, these target and maximum bonus opportunities are substantially lower than the range commonly provided by peer companies.

In 2009, the Compensation Committee changed the performance criteria used in the Company’s bonus program from revenue and operating income prepared in accordance with US GAAP to adjusted sales and adjusted operating income. Adjusted sales and adjusted operating income differ from US GAAP in that they exclude the effects of subscription accounting related to sales of iPhones and AppleTV. Because the Company believes these measurements help evaluate the underlying performance of the business, the Company uses such measurements to evaluate management performance and determine appropriate levels of compensation.

The Compensation Committee set performance goals for the bonus program based on the adjusted sales and adjusted operating income objectives in the Company’s internal business plan. In 2009, the Compensation Committee awarded cash bonuses equal to 100% of the base salary for each of the named executive officers, other than Mr. Jobs (who does not participate in the bonus program), because the Company’s adjusted sales and adjusted operating income for 2009 exceeded the maximum performance goals established by the Compensation Committee.

In 2009, each of the named executive officers, other than Mr. Jobs, received an increase in base salary following a review of each named executive officer’s performance, the Company’s financial results and the competitive environment. This was the first salary increase for the named executive officers since 2006, other than increases for Mr. Mansfield and Mr. Forstall before they became members of the executive team in May 2008.

The first part of the Compensation Discussion and Analysis, entitled “Executive Compensation Philosophy,” discusses in greater detail the Company’s philosophy and approach to executive compensation. The second part of the Compensation Discussion and Analysis, entitled “Compensation Decisions for 2009,” discusses the Compensation Committee’s compensation decisions for the named executive officers in 2009.

EXECUTIVE COMPENSATION PHILOSOPHY

Goal of Executive Compensation Program

The Company’s goal for its executive compensation program is to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s shareholders.

Determining Compensation for the Chief Executive Officer

In 2009, Mr. Jobs’s compensation consisted of a salary of $1. Mr. Jobs owns approximately 5.5 million shares of the Company’s common stock. Since rejoining the Company in 1997, Mr. Jobs has never sold a share of the Company’s stock. Mr. Jobs holds no unvested equity awards. The Company recognizes that Mr. Jobs’s level of stock ownership significantly aligns his interests with those of the Company’s shareholders. From time to time, the Compensation Committee considers additional compensation arrangements for Mr. Jobs given his continuing contributions and leadership.

Determining Compensation for the Other Named Executive Officers

Team-Based Approach and Performance Expectations. Each of the named executive officers is a member of the Company’s executive team. The compensation program for the named executive officers rests on two principles. First, each executive officer must demonstrate exceptional personal performance in order to remain part of the executive team. The Company believes that executives who underperform should be removed from the executive team and have their compensation adjusted accordingly, or be dismissed from the Company. Second, each executive officer must contribute as a member of the team to the Company’s overall success rather than merely achieve specific objectives within that officer’s area of responsibility. Because of this team-based approach, the Company carefully considers the relative compensation levels among all members of the executive team. Accordingly, the Company’s executive compensation program is designed to be internally consistent and equitable in order to further the Company’s success and achieve the goal of the executive compensation program. The reasons for differences in the amounts awarded to each of the named executive officers relate primarily to the experience, responsibilities and performance of each named executive officer.

Emphasis on Long-Term Equity Awards. The Company relies on long-term equity awards in the form of time-vested RSUs because the Company believes RSUs are the most effective compensation element for attracting entrepreneurial, creative executives and promoting their long-term commitment to the Company. An RSU award vests only if the named executive officer continues to provide services to the Company until the specified vesting date. To help promote retention, the Company’s RSU awards to the named executive officers typically vest approximately four years after the date of grant, with no partial vesting prior to four years (except upon the death or disability of the executive officer). Exceptions are made for executives who are promoted to the executive team or are recent hires, and in special cases as determined by the Compensation Committee. The emphasis on long-term equity awards also is designed to align the interests of the named executive officers with the Company’s shareholders by ensuring that executives have a significant portion of their compensation tied to long-term stock price performance.

Discretion and Judgment of the Compensation Committee. The Compensation Committee determines all compensation for the named executive officers. All four Compensation Committee members are independent directors under the applicable NASDAQ and SEC rules. Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate based on the considerations described below. Mr. Jobs does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. At the Compensation Committee’s request, Mr. Jobs reviews with the Compensation Committee the performance of the other named executive officers. The Compensation Committee gives considerable weight to Mr. Jobs’s evaluation of the other named executive officers because of his direct knowledge of each executive officer’s performance and contributions. No other named executive officer has any input into executive compensation decisions.

As described below, the Compensation Committee also retains an independent compensation consultant to conduct a comparative study of the Company’s executive compensation relative to peer companies. This year, the Company also is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described in Proposal No. 4 below. The Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers.

In exercising its discretion to determine compensation, the Compensation Committee carefully considers the experience, responsibilities and performance of each named executive officer and the Company’s overall financial performance. The Company recognizes that executive compensation practices are influenced by a wide range of complex factors, including changes in strategic goals, changing economic and industry conditions, accounting requirements and tax laws, and evolving governance trends. As a result, the Compensation Committee’s discretion and judgment are critical to designing an executive compensation program that achieves the Company’s goal while also addressing these factors.

Elements of the Compensation Program

The Company’s executive compensation program is simple in design. The compensation program for the named executive officers, other than Mr. Jobs, consists of three elements, listed in order of their importance:

•	Long-term equity awards in the form of RSUs under the shareholder-approved 2003 Employee Stock Plan (the “2003 Plan”);

•	Annual performance-based cash bonus awards under the 2003 Plan; and

•	Base salaries.

The named executive officers are also eligible to participate in the Company’s health and welfare programs, Employee Stock Purchase Plan, 401(k) Plan, and other employee recognition programs on the same basis as other employees.

As noted above, in light of Mr. Jobs’s significant equity holdings in the Company, his compensation consists of a salary of $1 per year, and the Compensation Committee from time to time considers additional compensation arrangements for him.

The Role of Long-Term Equity Awards

Overview. The Company believes that long-term equity awards in the form of RSUs are the most effective way to attract and retain a talented executive team and align the executives’ interests with the Company’s shareholders. Accordingly, executive compensation is weighted considerably toward long-term equity awards rather than cash compensation. In 2009, long-term equity awards for the named executive officers, other than Mr. Jobs, represented approximately 89% of the officers’ target total compensation. This compares to approximately 74% at peer companies.

RSUs Deliver More Value With Fewer Shares. The Company believes that RSUs help to further align the interests of executives with those of shareholders because the value of the RSUs increases or decreases with the Company’s stock price. Compared with stock options, RSUs also help minimize the dilutive effects of the Company’s equity awards on the Company’s shareholders. Because the grant-date value of an RSU is generally greater than the grant-date value of a stock option (using Black-Scholes and similar generally-accepted equity award valuation models), the Company grants comparably fewer RSUs to deliver the same grant-date award value as a stock option covering a greater number of shares.

Long Vesting Periods Maximize Retention and Support Long-Term Focus. The Company believes granting awards with long vesting periods creates a substantial retention incentive and also encourages the named executive officers to focus on the Company’s long-term business objectives and long-term stock price performance. The Company’s most recent RSU awards to the named executive officers have been made every two years and have approximately a four-year period before any shares vest. As a result, the RSU awards have overlapping vesting schedules with a vesting event occurring every two years. Exceptions are made for executives who are promoted to the executive team or are recent hires, and in special cases as determined by the Compensation Committee.

Based on this approach, Mr. Cook and Mr. Oppenheimer each received RSU awards in 2006 and 2008 (but not in 2007 or 2009), and each award provided for 100% vesting on a date that was approximately four years after the date of grant. As members of the executive team, Mr. Mansfield and Mr. Forstall also received RSU awards in 2008, which vest in 2012. Furthermore, in connection with their promotion to the executive team in 2008, Mr. Mansfield and Mr. Forstall received additional RSU awards which have shorter vesting periods aligned with the vesting of RSU awards received by incumbent members of the executive team in 2006.

Determining Frequency and Size of RSU Awards. The named executive officers typically receive RSU awards every two years, rather than every year. Exceptions are made for executives who are promoted to the executive team or are recent hires, and in special cases as determined by the Compensation Committee. To determine the size of RSU awards, the Compensation Committee first establishes a target compensation value to be delivered to the named executive officers through long-term equity awards. In doing so, the Compensation Committee considers various factors, including the following:

•	The practice of granting ongoing equity awards only approximately every two years;

•	The emphasis placed on equity in the mix of total compensation;

•	The officer’s experience and performance;

•	The scope, responsibility and business impact of the officer’s position; and

•	The perceived retention value of the total compensation package.

Once the target value has been established, the Compensation Committee determines the number of shares to be subject to the awards by reference to the current value of the Company’s common stock.

The Role of Cash Compensation

Overview. The Company believes that cash compensation is less effective than long-term equity awards in achieving the goal of the Company’s executive compensation program. Accordingly, cash compensation for the named executive officers, other than Mr. Jobs, represented approximately 11% of the officers’ target total compensation in 2009 and is approximately 35% below the median of target cash compensation provided by peer companies. The named executive officers’ cash compensation includes performance-based cash bonus awards and base salaries.

Performance-Based Cash Bonus Awards. The 2003 Plan, which has been approved by the Company’s shareholders, authorizes the Compensation Committee to issue performance-based cash bonus awards to compensate executive officers for achieving performance goals that are established for a specified performance period. The Company believes that performance-based cash bonus awards are an important component of the executive compensation program because they reward the named executive officers for achieving the annual performance goals established by the Company. However, the bonus awards represent a small percentage of the executives’ total compensation because the Company believes that cash bonus awards are less effective in attracting new executive talent than equity compensation, and they promote retention only in the short-term (the bonus performance period). In addition, the Company prefers to emphasize long-term shareholder value creation over annual operating results. Accordingly, the plan is modestly funded relative to peer companies, as reflected by the following:

•	Mr. Jobs does not participate in the bonus program;

•	The target bonus of 50% of base salary is substantially lower than those of peer companies, where median target bonuses commonly range from 105% to 130% of base salary;

•

The maximum bonus of 100% of base salary for exceptional performance is substantially lower than those of peer companies where maximum bonuses are typically set at two times target, and one third of peer companies have even higher maximum bonus opportunities; and

•	The Company has no long-term cash bonus program, as is typically found at peer companies.

Performance Criteria. Beginning in 2009, the Compensation Committee changed the performance criteria used in the Company’s bonus program from revenue and operating income prepared in accordance with US GAAP to adjusted sales and adjusted operating income. Adjusted sales and adjusted operating income differ from US GAAP in that they exclude the effects of subscription accounting related to sales of iPhones and AppleTV. Because the Company believes these measurements help evaluate the underlying performance of the business, the Company uses such measurements to evaluate management performance and determine appropriate levels of compensation.

Performance Goals. Performance goals are set at target and maximum levels based on objectives in the Company’s internal business plan. The table below shows the performance goals at target and maximum performance levels and the Company’s actual performance for 2009.

	2009 (in Billions)
Performance Criteria	Target Goal	Maximum Goal	Actual Performance
Adjusted Sales	$36.350	$37.975	$42.850
Adjusted Operating Income	$6.710	$7.305	$11.903

Payout Structure. The payout structure is based on an equal weighting of adjusted operating income and adjusted sales because each measure is equally important in the Company’s internal business plan. The performance-based cash bonus awards are denominated as a percentage of the executive’s base salary and payouts are interpolated for achievement of performance between the target and maximum goals. No payout is made unless the target performance goal is achieved. The payout structure in effect for 2009 is shown in the table below.

	Percentage of Base Salary Payable as Performance-Based Cash Bonus Award
Performance Criteria	Target Goal	Maximum Goal	Actual Performance
Adjusted Sales	25%	50%	50%
Adjusted Operating Income	25%	50%	50%
Total Payout			100%

At the end of the year, the Compensation Committee determines the amount of the award to be paid to each executive officer by comparing the Company’s financial results to the performance goals. The Compensation Committee may, in its discretion, reduce (but not increase) the amount of any individual award based on the officer’s overall performance. In 2009, the Company achieved the maximum performance goals for both adjusted sales and adjusted operating income. As a result, the Compensation Committee awarded the named executive officers, other than Mr. Jobs who does not participate in the bonus program, performance-based cash awards equal to 100% of their base salaries.

Base Salaries. The Compensation Committee determines base salaries for each named executive officer based on the executive officer’s role and responsibilities relative to other members of the executive team. The Company believes that base salaries are less important than long-term equity awards in achieving the goal of the Company’s executive compensation program. The de-emphasized role of base salaries as part of the executive compensation program is reflected in the following:

•	Mr. Jobs has received a salary of $1 per year since rejoining the Company in 1997; and

•	The base salaries for the other named executive officers are approximately at the median of peer companies.

No Employment Agreements or Other Arrangements

The named executive officers are employed at will. Based on the Company’s philosophy, the compensation program for the named executive officers, including Mr. Jobs, does not include any of the following pay practices:

•	Employment agreements;

•	Severance arrangements;

•	Cash payments in connection with a change in control of the Company;

•	Tax reimbursements; and

•	Supplemental executive retirement benefits.

In addition, the Company generally does not provide any perquisites or change in control benefits to the named executive officers that are not available to other employees.

Other Considerations

The Role of Compensation Consultants. The Compensation Committee has selected and directly retains the services of Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent executive compensation consulting firm. F.W. Cook only provides compensation consulting services to the Compensation Committee, and works with the Company’s management only on matters for which the Compensation Committee is responsible. The Compensation Committee periodically seeks input from F.W. Cook on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. F.W. Cook also provides general observations on the Company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the named executive officers.

The Role of Peer Companies and Benchmarking. With the assistance of F.W. Cook, the Compensation Committee identified peer companies for 2009. In selecting a peer group, the Compensation Committee identified U.S.-based, stand-alone, publicly traded companies that, in its view, compete with the Company for talent, have revenue, market capitalization, and performance that are generally comparable to the Company, and are in one of the following industries: communications equipment, computers & peripherals, diversified telecommunications services, internet & catalog retail, internet software & services, media, semiconductors & semiconductor equipment, or software. The peer companies are reviewed each year, and, in 2009, DIRECTV was added to the peer group because the Compensation Committee determined that it fit these general criteria. The complete list of peer companies for 2009 is as follows:

Amazon.com, Inc.	EMC Corporation	Oracle Corporation
AT&T Inc.	Google Inc.	QUALCOMM Incorporated
Cisco Systems, Inc.	Hewlett-Packard Company	Texas Instruments Incorporated
Comcast Corporation	Intel Corporation	Time Warner Inc.
Dell Inc.	International Business Machines Corporation	Verizon Communications Inc.
DIRECTV	Microsoft Corporation	The Walt Disney Company
eBay Inc.	News Corporation	Yahoo! Inc.

The Compensation Committee reviews compensation practices at peer companies (gathered from SEC filings and the Radford High Technology compensation survey) to help ensure that the Company’s total compensation is within a reasonably competitive range. The Compensation Committee, however, does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation “at the 75th percentile.” Furthermore, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers.

Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company can deduct in any one year for compensation paid to the chief executive officer and the three most highly-compensated executive officers employed by the Company at the end of the year (other than the Company’s chief financial officer). However, the $1 million deduction limit does not apply to compensation that is performance-based and provided under a plan that has been approved by the Company’s shareholders. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with the Company’s goal for its executive compensation program even if the award is not deductible by the Company for tax purposes.

The Company’s performance-based cash bonus awards are intended to be excluded from the $1 million deduction limit because they are paid based on pre-determined performance goals established by the Compensation Committee pursuant to the 2003 Plan. However, the Company’s equity awards are not designed to qualify for tax deductibility.

Risk Considerations. The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While the performance-based cash bonus awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s bonus program represents a small percentage of executive officers’ total compensation opportunities. The Compensation Committee believes that the bonus program appropriately balances risk and the desire to focus executives on specific short-term goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking.

The majority of compensation provided to the named executive officers is in the form of long-term equity awards that are important to help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

COMPENSATION DECISIONS FOR 2009

Long-Term Equity Awards

Consistent with the philosophy of providing RSU awards approximately every two years, rather than every year, with long vesting periods to maximize retention, the Compensation Committee determined that no long-term equity awards would be awarded to the named executive officers in 2009.

Base Salary Increases

The Compensation Committee determined that it was appropriate to increase the base salaries in 2009 for the named executive officers, other than Mr. Jobs. This was the first salary increase for the named executive officers since 2006 other than increases for Mr. Mansfield and Mr. Forstall before they became members of the executive team in 2008.

In deciding to increase base salaries, the Compensation Committee considered the named executive officer’s performance, the Company’s financial results, and the named executive officer’s total cash compensation as compared to the total cash compensation earned by executives at peer companies. With the assistance of F.W. Cook, the Compensation Committee determined that the total cash compensation for the named executive officers was significantly below the median of peer companies despite the Company’s superior financial performance. As a result, the Compensation Committee approved base salary increases, reflected in the table below, which take into consideration the Company’s team-based approach and the scope of the executive’s role and responsibilities relative to other members of the executive team. After giving effect to these increases, the named executive officers’ total cash compensation opportunities still remain below median due to the Company’s philosophy of setting target and maximum bonus opportunities at levels substantially lower than the range commonly provided by peer companies and because there is no long-term cash bonus program at the Company as is typical at peer companies.

Executive	Previous Salary	New Salary
Timothy D. Cook	$700,000	$800,000
Peter Oppenheimer	$600,000	$700,000
Robert Mansfield	$500,000	$600,000
Scott Forstall	$500,000	$600,000

Performance-Based Cash Bonus Awards

The Company’s 2009 performance exceeded the maximum goals for adjusted sales and adjusted operating income established by the Compensation Committee for the bonus program. As a result, the named executive officers earned payouts equal to 100% of their base salaries, pursuant to the table entitled “Percentage of Base Salary Payable as Performance-Based Cash Bonus Award” above. As noted above, Mr. Jobs does not participate in the bonus program. The table below shows each named executive officer’s performance-based cash bonus award for 2009.

Executive	2009 Bonus Award
Timothy D. Cook	$800,000
Peter Oppenheimer	$700,000
Robert Mansfield	$600,000
Scott Forstall	$600,000

Summary Compensation Table—2009, 2008 and 2007

The following table presents information regarding compensation of each of the named executive officers for services rendered during 2009, 2008 and 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Steven P. Jobs	2009	1	—	—	—	—	—	—		1
Chief Executive Officer	2008	1	—	—	—	—	—	—		1
	2007	1	—	—	—	—	—	—		1

Timothy D. Cook	2009	800,400	—	12,359,723	—	800,000	—	40,917	(3)	14,001,040
Chief Operating Officer	2008	718,860	—	5,984,384	—	700,000	—	20,450		7,423,694
	2007	700,014	—	6,943,426	—	700,000	—	13,750		8,357,190

Peter Oppenheimer	2009	700,398	—	8,850,003	—	700,000	—	19,319	(4)	10,269,720
Senior Vice President, Chief Financial Officer	2008	600,012	—	4,145,732	—	600,000	—	23,703		5,369,447
	2007	600,012	—	4,946,610	—	600,000	—	598,723		6,745,345

Robert Mansfield	2009	600,396	—	12,239,549	537,872	600,000	—	18,772	(5)	13,996,589
Senior Vice President, Mac Hardware Engineering	2008	489,432	—	5,379,345	810,589	408,654	—	22,983		7,111,003

Scott Forstall	2009	600,396	—	12,312,632	273,818	600,000	—	17,909	(6)	13,804,755
Senior Vice President, iPhone Software Engineering & Platform Experience

(1)	The amounts reported in Column (e) and Column (f) of the table above reflect the aggregate dollar amounts that were recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2009, 2008 and 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No new stock awards or option awards were granted to named executive officers in 2009. No stock awards or option awards previously granted to named executive officers were forfeited during 2009. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in Notes to Consolidated Financial Statements at Note 7, “Shareholders’ Equity and Stock-Based Compensation.”

(2)	As described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “The Role of Cash Compensation—Performance-Based Cash Bonus Awards” above, the named executive officers’ annual bonuses are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the year. The target and maximum amounts for each named executive officer’s 2009 bonus opportunity are reported in the table entitled “Grants of Plan-Based Awards—2009” below.

(3)	This amount represents (i) the Company’s contributions to Mr. Cook’s account under its 401(k) plan in the amount of $14,700; (ii) Company-paid term life insurance premiums in the amount of $1,601; and (iii) a payment of $24,616 to cash out accrued and unused vacation.

(4)	This amount represents (i) the Company’s contributions to Mr. Oppenheimer’s account under its 401(k) plan in the amount of $14,700 and (ii) Company-paid term life insurance premiums in the amount of $4,619.

(5)	This amount represents (i) the Company’s contributions to Mr. Mansfield’s account under its 401(k) plan in the amount of $14,700 and (ii) Company-paid term life insurance premiums in the amount of $4,072.

(6)	This amount represents (i) the Company’s contributions to Mr. Forstall’s account under its 401(k) plan in the amount of $14,700 and (ii) Company-paid term life insurance premiums in the amount of $3,209.

Compensation of Named Executive Officers

The table entitled “Summary Compensation Table—2009, 2008 and 2007” above quantifies the value of the different forms of compensation of each of the named executive officers for services rendered during 2009, 2008 and 2007. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual bonus, and long-term equity awards consisting of RSUs and, in the case of Mr. Mansfield and Mr. Forstall, additional amounts related to stock options received prior to becoming executive officers of the Company. Named executive officers also received the other benefits listed in Column (i) of the table entitled “Summary Compensation Table—2009, 2008 and 2007,” as further described in the footnotes to the table. As noted above, the Company does not have employment agreements or severance arrangements with any of the named executive officers.

The table entitled “Summary Compensation Table—2009, 2008 and 2007” should be read in conjunction with the tables and narrative descriptions that follow. The table entitled “Grants of Plan-Based Awards—2009” and the accompanying description provide information regarding the bonus opportunities awarded to named executive officers in 2009. The tables entitled “Outstanding Equity Awards at 2009 Year-End” and “Option Exercises and Stock Vested—2009” provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

Grants of Plan-Based Awards—2009

The following table presents information regarding the non-equity incentive awards granted to the named executive officers for 2009. As noted above, no equity awards were granted to the named executive officers in 2009. The named executive officers typically receive RSU awards approximately every two years, rather than every year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Steven P. Jobs	—	—	—	—	—	—	—	—	—	—	—
Timothy D. Cook	—	0	400,000	800,000	—	—	—	—	—	—	—
Peter Oppenheimer	—	0	350,000	700,000	—	—	—	—	—	—	—
Robert Mansfield	—	0	300,000	600,000	—	—	—	—	—	—	—
Scott Forstall	—	0	300,000	600,000	—	—	—	—	—	—	—

Description of Plan-Based Awards

Each of the “Non-Equity Incentive Plan Awards” reported in the table entitled “Grants of Plan-Based Awards—2009” was granted under the 2003 Plan, which provides flexibility to grant non-equity incentive awards (i.e., cash bonus opportunities) as well as equity awards. The material terms of the 2009 non-equity incentive awards are described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “The Role of Cash Compensation—Performance-Based Cash Bonus Awards” above.

Outstanding Equity Awards at 2009 Year-End

The following table presents information regarding the outstanding equity awards (consisting of past RSU awards and, as to Mr. Mansfield and Mr. Forstall, stock options granted to them before they became executive officers of the Company) held by each of the named executive officers as of September 26, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards				Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)
Steven P. Jobs	—	—	—	—	—	—		—

Timothy D. Cook	12/14/2005 9/26/2008	— —	— —	— —	— —	300,000 200,000	(2) (3)	54,711,000 36,474,000

Peter Oppenheimer	12/14/2005 9/26/2008	— —	— —	— —	— —	200,000 150,000	(2) (3)	36,474,000 27,355,500

Robert Mansfield	6/7/2005 12/17/2007 5/28/2008 9/26/2008	90,000 — — —	— — — —	36.54 — — —	6/7/2012 — — —	— 50,000 25,000 120,000	(2) (2) (3)	— 9,118,500 4,559,250 21,884,400

Scott Forstall	8/30/2005 12/17/2007 5/28/2008 9/26/2008	4,687 — — —	— — — —	46.57 — — —	8/30/2012 — — —	— 50,000 25,000 120,000	(2) (2) (3)	— 9,118,500 4,559,250 21,884,400

(1)	The dollar amounts shown in Column (h) are determined by multiplying (x) the number of shares or units reported in Column (g) by (y) $182.37 (the closing price of the Company’s common stock on September 25, 2009, the last trading day of 2009).

(2)	This RSU award is scheduled to vest in its entirety on March 24, 2010, provided that the officer continues to be employed with the Company through the vesting date.

(3)	This RSU award is scheduled to vest in its entirety on March 24, 2012, provided that the officer continues to be employed with the Company through the vesting date.

Option Exercises and Stock Vested—2009

The following table presents information regarding the exercise of stock options by named executive officers during 2009, and on the vesting during 2009 of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Steven P. Jobs	—	—	—	—
Timothy D. Cook	—	—	—	—
Peter Oppenheimer	—	—	—	—
Robert Mansfield	40,000	4,892,092	30,000	5,101,500
Scott Forstall	107,063	13,242,373	42,500	6,540,875

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of the Company’s common stock to which the exercise of the option related by (ii) the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

As noted above, the Company does not have employment agreements or severance arrangements with any of its named executive officers, and the Company does not maintain any other plans or arrangements that provide for any named executive officer to receive cash severance or other cash payments in connection with a termination of such officer’s employment with the Company and/or a change in control of the Company.

Effective for grants made after April 9, 2007, the 2003 Plan was amended to eliminate accelerated vesting of outstanding awards in connection with a change in control of the Company. With respect to awards granted under the 2003 Plan prior to that date, such awards, to the extent then outstanding and unvested, will generally become fully vested upon a change in control of the Company, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of such awards. RSU awards granted under the 2003 Plan also provide for partial accelerated vesting upon the death or disability of the award recipient.

The following table lists the named executive officers and the estimated amounts they would have become entitled to under the terms of (i) all outstanding RSU awards granted to them under the 2003 Plan had their employment terminated due to death or disability on September 26, 2009; and (ii) any outstanding RSU awards granted to them under the 2003 Plan prior to April 9, 2007 if a change in control of the Company had occurred on September 26, 2009, and the Compensation Committee had not provided for the substitution, assumption, exchange or other continuation of such awards.

Name (a)	Estimated Total Value of Equity Acceleration upon Death or Disability ($) (b)	Estimated Total Value of Possible Equity Acceleration upon Change in Control ($) (c)
Steven P. Jobs	—	—
Timothy D. Cook	10,437,711	54,711,000
Peter Oppenheimer	7,828,283	36,474,000
Robert Mansfield	16,421,562	—
Scott Forstall	16,421,562	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of September 26, 2009, concerning shares of the Company’s common stock authorized for issuance under all of the Company’s equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	28,460,323	(3)	$95.84	41,976,477	(4)
Equity compensation plans not approved by shareholders	5,914,877	(5)	$10.60	—

Total equity compensation plans	34,375,200		$81.17	41,976,477

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding awards of RSUs.

(2)	The weighted-average remaining contractual term of the Company’s outstanding options as of September 26, 2009 was 3.52 years.

(3)	This number includes 539,000 shares subject to outstanding awards issued under the Director Plan and 27,921,323 shares subject to outstanding awards issued under the 2003 Plan.

(4)	This number includes 4,715,097 shares reserved for issuance under the Employee Stock Purchase Plan, 240,000 shares available for issuance under the Director Plan, and 37,021,380 shares available for issuance under the 2003 Plan. Outstanding RSUs covering 12,262,459 shares have been deducted from the number of shares available for future issuance. Shares issued in respect of awards of restricted stock and RSUs granted under the 2003 Plan after April 2005 count against the shares available for grant under the 2003 Plan as two shares for every share issued. This table does not reflect the 36,000,000 additional shares that will be available under the 2003 Plan if shareholders approve the proposed amendments to the 2003 Plan (Proposal No. 2).

(5)	This number includes shares subject to outstanding options granted under the Company’s 1997 Employee Stock Option Plan (the “1997 Plan”). In August 1997, the Board approved the 1997 Plan, a non-shareholder approved plan for grants of stock options to employees who are not officers of the Company. Based on the terms of individual option grants, options granted under the 1997 Plan generally expire seven to 10 years after the grant date. In October 2003, the Company terminated the 1997 Plan and no new options can be granted from this plan.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended September 26, 2009. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: Messrs. Campbell and York and Dr. Levinson. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.apple.com/investor.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 26, 2009 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“EY”). The Audit Committee has also discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380 (“The Auditor’s Communication With Those Charged With Governance”) and Rule 2-07 of SEC Regulation S-X (“Communication with Audit Committees”).

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report.

Members of the Audit Committee

Jerome B. York (Chair)	William V. Campbell	Arthur D. Levinson, Ph.D.

OVERVIEW OF PROPOSALS

This Proxy Statement contains seven proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to the Board. Proposal No. 2 requests the approval of amendments to the Company’s 2003 Employee Stock Plan. Proposal No. 3 requests the approval of amendments to the Company’s 1997 Director Stock Option Plan. Proposal No. 4 requests an advisory vote on executive compensation. Proposal No. 5 requests the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010. Proposals No. 6 and No. 7 are shareholder proposals. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

Election of Directors

The Board has nominated directors Campbell, Drexler, Gore, Jobs, Jung, Levinson and York to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Dr. Schmidt resigned from the Board effective July 31, 2009, resulting in one vacancy on the Board. The Board has not nominated an individual to fill the vacancy. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the seven nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s seven nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the seven directors to be elected by those shares, will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board recommends that shareholders vote FOR the election of Messrs. Campbell, Drexler, Gore, Jobs and York, Ms. Jung and Dr. Levinson.

PROPOSAL NO. 2

Approval of Amendments to the 2003 Employee Stock Plan

At the Annual Meeting, shareholders will be asked to approve the following amendments to the 2003 Employee Stock Plan (the “2003 Plan”), which were adopted, subject to shareholder approval, by the Board on November 10, 2009:

•

Increase in Aggregate Share Limit. The amended version of the 2003 Plan authorizes a 36,000,000 share increase in the number of shares of the Company’s common stock available for award grants under the 2003 Plan. These shares are in addition to the shares otherwise currently available for awards under the 2003 Plan and any shares issued under the 2003 Plan in connection with awards that are granted by or become obligations of the Company through the assumption or substitution of awards in connection with an acquisition of another company.

•	Extension of Performance-Based Award Features. One element of the 2003 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the Internal Revenue Code (the “Code”). These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2003 Plan that may also qualify as performance-based compensation for Section 162(m) purposes. If shareholders approve this 2003 Plan proposal, the Company’s authority to grant Performance-Based Awards under the plan will be extended through the first annual meeting of the Company’s shareholders that occurs in 2015 (this expiration time is earlier than the general expiration date of the 2003 Plan and is required under applicable tax rules).

Discussion of the Increase in Aggregate Share Limit

Over the past decade, the Company’s investments in innovative design and engineering have resulted in the significant expansion of its product portfolio to include three major categories: Mac, iPhone, and music products. The Company has also expanded its distribution capabilities by opening over 280 of its own retail stores and substantially increasing third-party resale locations. The Company’s successful execution of its strategies has led to dramatic revenue and earnings growth. For example, in the five-year period from 2004 through 2009, the Company’s annual revenue grew from $8.3 billion to $36.5 billion, while its earnings grew from $276 million to $5.7 billion. The Company’s success has also resulted in a significant increase in shareholder value. Between the Company’s last request for an increase in shares under this plan on May 10, 2007 and December 4, 2009, the Company added over $80 billion in market capitalization, an increase of over 85%.

The Board believes the Company’s success is due to its highly talented employee base and that future success depends on the ability to attract and retain high-caliber employees. The Company’s primary center for innovation is in the Silicon Valley, where it must compete with many companies, including several successful and high profile Internet search and commerce organizations, for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to obtain the high-quality employees it needs.

The Compensation Committee (which administers the 2003 Plan) recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company. The 2003 Plan is the Company’s only active employee equity plan (other than its Employee Stock Purchase Plan), and the current number of shares remaining available for grant is expected to last until approximately the end of 2011. The Compensation Committee anticipates that the additional shares requested will enable the Company to fund the equity compensation program through the end of 2013, accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions. The Company intends to limit the average annual number of options, restricted stock, and restricted stock units granted under the 2003 Plan during this period to approximately 2.25% of shares outstanding.

To protect shareholder interests, the Company actively manages its program to use its equity plan resources as effectively as possible. Equity awards are generally limited to (1) those positions deemed critical to the Company’s future success, (2) individuals whose personal performance makes them highly valuable to the Company, and (3) essential new hires. As a result, equity awards are generally granted to senior level individual contributors and management across all functions in the Company. Equity awards are granted at fair market value at the grant date, typically vest over four years, and may not be repriced without shareholder approval. The Company’s equity program currently uses RSUs, and the Company deducts two shares from the 2003 Plan authorization for every RSU granted.

The Board approved the additional share authority requested under the 2003 Plan based in part on a belief that the number of shares currently available under the plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Company also believes that operation of the 2003 Plan is critical to attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success.

Description of the 2003 Plan

The following is a summary of the principal features of the 2003 Plan, including the proposed amendments. This summary does not purport to be a complete description of all of the provisions of the 2003 Plan. It is qualified in its entirety by reference to the full text of the 2003 Plan. A copy of the 2003 Plan has been filed with the SEC with this Proxy Statement and can be reviewed on the SEC’s website at www.sec.gov. Any shareholder who desires to obtain a copy of the 2003 Plan may do so by written request to the Company’s General Counsel at 1 Infinite Loop, Cupertino, California 95014, MS: 301-4GC.

Share Reserve

Currently, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards granted under the 2003 Plan is 173,000,000 shares, of which 29,484,668 shares of the Company’s common stock remained available for future award grants as of December 12, 2009. If shareholders approve this proposal, the 2003 Plan’s share limit will be increased by 36,000,000 shares so that the new share limit on awards granted under the 2003 Plan will be 209,000,000 shares.

In addition, shares issued in respect of awards granted under the 2003 Plan other than stock options or stock appreciation rights are counted against the plan’s aggregate share limit as two shares for every one share actually issued in connection with the award. For example, if 1,000 shares are issued with respect to a restricted stock award granted under the 2003 Plan, 2,000 shares will be counted against the plan’s aggregate share limit in connection with that award.

The maximum number of shares of the Company’s common stock which may be subject to options and stock appreciation rights granted under the 2003 Plan to any one individual during any year is 15,000,000, and the maximum number of shares that may be subject to awards of stock grants and restricted stock units under the 2003 Plan to any one individual during any year is 5,000,000, in each case subject to adjustment as provided in the plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2003 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, then 100,000 shares shall be charged against the applicable share limits with respect to such exercise. Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2003 Plan will again be available for subsequent awards under the plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the plan. The Company may not increase the applicable share limits of the 2003 Plan by repurchasing shares of the Company’s common stock on the market (by using cash received through the exercise of stock options or otherwise). In addition, the 2003 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2003 Plan and that such awards may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the 2003 Plan.

Administration

The Compensation Committee will administer the 2003 Plan with respect to persons who are subject to Section 16 of the Exchange Act, and awards intended to qualify as “performance-based compensation” under

Code Section 162(m). The Compensation Committee or a separate committee of one or more directors of the Company appointed by the Board will administer the 2003 Plan with respect to all other persons and awards.

Eligibility, Limitations and Types of Awards Under the 2003 Plan

The 2003 Plan permits the granting by the plan administrator of stock options, stock appreciation rights, stock grants and restricted stock units, as well as cash bonus awards. Stock appreciation rights may be awarded in combination with stock options or stock grants, and such awards shall provide that the stock appreciation rights will not be exercisable unless the related stock options or stock grants are forfeited.

Employees (including executive officers and directors who are also the Company’s employees) and consultants of the Company, and any parent or subsidiary of the Company are eligible to participate in the 2003 Plan. Non-employee directors are not eligible to participate. On September 26, 2009, the Company had approximately 34,300 full-time equivalent employees (including executive officers) who would have been eligible to participate in the 2003 Plan if the amended plan had been in effect as of that date, although, as noted above, the Company expects that it will only make award grants under the 2003 Plan to senior-level individual contributors and management. The Company currently does not make equity awards to consultants.

Stock Options

The plan administrator may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the 2003 Plan. The vesting schedule and number of shares covered by each stock option granted to a participant will be determined by the plan administrator. The plan administrator may grant stock options with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price is determined at grant by the plan administrator and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to shareholders who own more than 10% of the total outstanding shares of the Company, its parent or any of its subsidiaries). Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by cashless exercise, or by any other form of payment approved by the Compensation Committee. The term of a stock option shall not exceed seven years from the date of grant.

Stock Grants

The plan administrator may award stock, subject to vesting conditions, under the 2003 Plan. Participants may be required to pay cash or other legal consideration to the Company at the time of a stock grant, but the 2003 Plan does not establish a minimum purchase price for shares awarded as stock grants. The plan administrator may award stock grants with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Subject to certain exceptions set forth in the 2003 Plan, stock grants subject to time-based vesting requirements may not vest more rapidly than in monthly installments over the three-year period following the grant date, and stock grants subject to performance-based vesting requirements may not vest earlier than the first anniversary of the grant date. When the stock grant award conditions are satisfied, then the participant will be vested in the shares and will have complete ownership of the shares.

Restricted Stock Units

The plan administrator may award restricted stock units under the 2003 Plan. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit. The plan administrator may grant restricted stock units with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Subject to certain exceptions set forth in the 2003 Plan, awards of restricted stock units subject to time-based vesting requirements may not vest more rapidly than in monthly installments over the three-year period following the grant date, and awards of restricted stock units subject to performance-based vesting requirements may not vest earlier than the first anniversary of the grant date. When the participant satisfies the conditions of the restricted stock unit award, the Company may settle the award in shares, cash or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant.

Stock Appreciation Rights

The plan administrator may grant stock appreciation rights under the 2003 Plan. The vesting schedule and number of shares covered by each stock appreciation right granted to a participant will be determined by the plan administrator. The plan administrator may grant stock appreciation rights with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The exercise price of a stock appreciation right will be established by the plan administrator and may not be less than 100% of the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares, or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant. The term of a stock appreciation right shall not exceed seven years from the date of grant.

Performance-Based Awards

Awards under the 2003 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation” thereunder. Performance-based awards that are payable in cash may also be granted under the plan, provided that the maximum amount of compensation that may be paid to any one participant in any calendar year in respect of performance-based awards payable only in cash is $5,000,000. Performance conditions under the 2003 Plan shall utilize one or more objective measurable performance goals as determined by the plan administrator based upon one or more factors, including: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) total shareholder return; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) manufacturing, production or inventory; (xxv) mergers and acquisitions or divestitures; and/or (xxvi) individual performance objective. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and/or (e) on a pre-tax or after-tax basis. Awards to participants who are not subject to the limitations of Code Section 162(m) may be determined without regard to performance goals and may involve the plan administrator’s discretion.

No Repricing

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) would any adjustment be made to a stock option or a stock appreciation right award under the 2003 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Transferability of Awards

Except as described below, awards under the 2003 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The plan administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).

Corporate Transactions

Generally, and subject to limited exceptions set forth in the 2003 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the plan will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the awards.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2003 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Amendment and Termination

The Board may amend the 2003 Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent required by applicable laws, regulations or rules. The Board may terminate the 2003 Plan at any time and for any reason. Unless terminated earlier by the Board, the 2003 Plan will terminate on May 10, 2017, subject to any extension that may be approved by the Board and the shareholders prior to or on such date. The termination or amendment of the 2003 Plan may not adversely affect any award previously made under the plan.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2003 Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2003 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For awards of stock grants, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time the stock is granted rather than when it becomes vested). The stock grants will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

A participant is not deemed to receive any taxable income at the time an award of restricted stock units is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to certain of the Company’s other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by the Company’s shareholders.

Specific Benefits

The Company has not approved any awards that are conditioned on shareholder approval of this proposal. The Company cannot currently determine the exact benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2003 Plan. If the proposed increase in the share limit for the 2003 Plan had been in effect in 2009, the Company expects that its award grants for 2009 would not have been substantially different from those actually made in that year under the plan.

As of December 4, 2009, the fair market value of a share of the Company’s common stock was $193.32.

Aggregate Past Grants Under the 2003 Employee Stock Plan

As of December 4, 2009, awards covering 198,824,401 shares of the Company’s common stock had been granted under the 2003 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised or paid and became available for new award grants under the 2003 Plan.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and RSU vesting prior to that date, and any option, unvested restricted stock and RSU holdings as of that date.

	STOCK OPTIONS					RESTRICTED STOCK/UNITS
Name and Position Named Executive Officers:	Number of Shares Subject to Past Option Grants		Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of December 4, 2009		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of December 4, 2009	Number of Shares/Units Outstanding and Unvested as of December 4, 2009
				Exercisable	Unexercisable
Steven P. Jobs	55,000,000	(1)	0	0	0	10,000,000	10,000,000	0
Chief Executive Officer

Timothy D. Cook	3,200,000		3,200,000	0	0	1,100,000	600,000	500,000
Chief Operating Officer

Peter Oppenheimer	1,366,672		1,366,672	0	0	850,000	500,000	350,000
Senior Vice President, Chief Financial Officer

Robert Mansfield	370,000		300,000	70,000	0	265,000	70,000	195,000
Senior Vice President, Mac Hardware Engineering

Scott Forstall	325,000		320,313	4,687	0	290,000	95,000	195,000
Senior Vice President, iPhone Software Engineering & Platform Experience
Total for all current Executive Officers (including the Named Executive Officers identified above)	64,449,636	(1)	9,224,949	224,687	0	15,070,000	12,765,000	2,305,000
Non-Executive Director Group	0		0	0	0	0	0	0
Each other person who has received 5% or more of the options, warrants or rights under the Plan	0		0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	99,652,973		59,146,709	14,863,896	8,760,313	19,651,792	5,175,740	12,345,170
Total	164,102,609		68,371,658	15,088,583	8,760,313	34,721,792	17,940,740	14,650,170

(1)	Reflects options that were subsequently cancelled in 2003.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3

Approval of Amendments to the 1997 Director Stock Option Plan

At the Annual Meeting, shareholders will be asked to approve an amended and restated version of the 1997 Director Stock Option Plan (the 1997 Director Stock Option Plan, as proposed to be amended, has been renamed the “Apple Inc. 1997 Director Stock Plan” and is referred to as the “Director Plan”). The amended and restated version of the Director Plan was adopted, subject to shareholder approval, by the Board on November 10, 2009. The principal amendments reflected in the amended and restated version of the Director Plan are the following:

•

Types of Awards. The Director Plan currently permits the grant of stock options to the Company’s non-employee directors. The proposed amendments provide that awards of restricted stock units, as well as stock options, may be granted to the Company’s non-employee directors under the Director Plan.

•

Initial and Annual Award Grant Levels. The Director Plan currently provides for automatic grants of stock options to non-employee directors upon their election or appointment to the Board and upon the fourth anniversary of their election or appointment and each anniversary thereafter for as long as they continue to serve on the Board. The proposed amendments provide that, effective for grants on or after February 25, 2010, these automatic grants will consist of annual grants of restricted stock units as described below in this proposal. These grants would be made at the annual meeting of shareholders each year (rather than the anniversary of the date each director first joined the Board) so that there is consistency among the directors’ annual grants. To compensate directors for periods of service that would not otherwise be covered due to this change in the timing of annual grants, the proposed amendments provide for non-employee directors to receive a one-time, prorated stock option grant as described below under “Transition Grants.” The proposed amendments also provide that, subject to the aggregate share limit set forth in the Director Plan, the Board may from time to time prospectively change the relative mixture of stock options and restricted stock units for the initial and annual award grants to non-employee directors and the methodology for determining the number of shares of the Company’s common stock subject to these grants without shareholder approval.

•

Modification of Share-Counting Provisions. Under the proposed amendments, shares issued in respect of any restricted stock unit award granted under the Director Plan after February 25, 2010 will count against the plan’s aggregate share limit as two shares for every one share actually issued in connection with the award. Shares issued in respect of any option granted under the Director Plan will continue to count against this limit on a one-for-one basis.

•	Extension of Plan Term. The Director Plan is currently scheduled to expire on May 10, 2012. The proposed amendments provide for the term of the Director Plan to be extended until November 9, 2019.

Shareholders are not being asked to approve any increase in the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the Director Plan. The Director Plan’s existing aggregate share limit of 1,600,000 shares would be retained. As of December 4, 2009, 240,000 shares were available for future award grants under the Director Plan and 489,000 shares were subject to stock options then outstanding under the Director Plan.

Description of Director Plan

The following is a summary of the principal features of the Director Plan, including the proposed amendments. This summary does not purport to be a complete description of all of the provisions of the Director Plan. It is qualified in its entirety by reference to the full text of the Director Plan. A copy of the Director Plan has been filed with the SEC with this Proxy Statement and can be reviewed on the SEC’s website at www.sec.gov. Any shareholder who desires to obtain a copy of the Director Plan may do so by written request to the Company’s General Counsel at 1 Infinite Loop, Cupertino, California 95014, MS: 301-4GC.

Purpose. The Director Plan provides for the automatic grant of equity-based awards to non-employee directors. The purposes of the Director Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased ownership of the Company’s common stock by such individuals by granting such individuals awards to purchase or acquire shares of the Company’s common stock.

Eligibility. Only directors who are not employees of the Company or any of its subsidiaries may participate in the Director Plan. All of the Company’s non-employee directors currently participate in the Director Plan.

Shares Available for Issuance. A cumulative total of 1,600,000 shares of the Company’s common stock may be delivered pursuant to awards granted under the Director Plan. As of December 4, 2009, 240,000 shares remained available for future award grants under the Director Plan and 489,000 shares were subject to stock options then outstanding under the Director Plan. If an award lapses, expires or is otherwise terminated without the issuance of shares, the shares underlying the lapsed, expired or terminated award will be available for future award grants under the Director Plan. Shares that are exchanged by a director or withheld by the Company to pay the exercise price of an option granted under the plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to an award, will not be available for subsequent awards under the Director Plan. Either authorized and unissued shares of the Company’s common stock or treasury shares will be issued under the Director Plan.

If shareholders approve this proposal, shares issued in respect of any restricted stock unit granted under the Director Plan on or after February 25, 2010 will be counted against the share limit described in the preceding paragraph above as two shares for every one share actually issued in connection with the award. For example, if the Company granted a restricted stock unit award covering 1,000 shares of the Company’s common stock under the Director Plan, 2,000 shares would be charged against the share limit with respect to that award.

Grants of Stock Options. The Director Plan currently provides that each newly elected or appointed non-employee director receives an initial grant of an option to purchase 30,000 shares of the Company’s common stock (each, an “Initial Option”). Each non-employee director is also granted an option to purchase 10,000 shares of the Company’s common stock on the fourth anniversary of the non-employee director’s initial election or appointment to the Board and on each subsequent anniversary thereafter (each, an “Annual Option”). The exercise price of each option is the closing price of the Company’s common stock on the date of grant, and the maximum term of each option is 10 years. Initial Options vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant. Annual Options are fully vested and immediately exercisable on their date of grant. Stock options granted under the plan do not carry dividend equivalent rights.

If shareholders approve this proposal, then, effective for grants on or after February 25, 2010 and except as described under “Transition Grants” below, the annual awards under the Director Plan will be granted in the form of restricted stock units as described below instead of options.

Grants of Restricted Stock Units. If shareholders approve this proposal, restricted stock units may be granted under the Director Plan. A restricted stock unit is a right, subject to vesting, to receive one share of the Company’s common stock on the payment date specified in the applicable award. Unless earlier forfeited under the terms of the Director Plan, restricted stock units granted under the Director Plan will generally become payable upon the vesting of the units. Restricted stock units granted under the plan do not carry dividend equivalent rights.

If shareholders approve this proposal, then, effective for grants on or after February 25, 2010, each non-employee director serving on the Board immediately following the Company’s annual meeting of shareholders each year will automatically receive a grant of restricted stock units on the date of the annual meeting (each, an “Annual RSU Award”), provided that a non-employee director who joined the Board prior to February 25, 2010 and has not served on the Board for at least three years as of the date of an annual meeting will not receive an Annual RSU Award in connection with that annual meeting. The number of restricted stock units subject to each Annual RSU Award granted under the Director Plan will be determined by dividing

$200,000 by the per-share closing price of the Company’s common stock on the date of grant (rounded to the nearest whole share). All Annual RSU Awards will vest on the February 1 that occurs in the year following the year in which the award is granted.

A non-employee director who is newly elected or appointed to the Board other than in connection with an annual meeting of shareholders would generally also receive a grant of restricted stock units upon his or her election or appointment (each, an “Initial RSU Award”), except that a non-employee director who joins the Board after February 1 of a particular year and prior to the annual meeting for that year will not receive an Initial RSU Award. The number of restricted stock units subject to each Initial RSU Award granted under the Director Plan will be determined in the same manner as described above for Annual RSU Awards, but the grant-date value of the award will be prorated based on the portion of the year that has passed since the last annual meeting. Initial RSU Awards will vest on the vesting date established for the Annual RSU Awards made at the last annual meeting prior to the date on which the non-employee director joined the Board.

Transition Grants. As described above, the Director Plan currently provides that non-employee directors with four or more years of Board service will be granted stock options each year on the fourth anniversary of their election or appointment to the Board and each anniversary thereafter for as long as they continue to serve on the Board. These grants were generally intended as compensation for the preceding year’s service on the Board and thus were fully vested on grant. If shareholders approve this proposal, the annual grants of restricted stock units described above would be made at each annual meeting of shareholders (rather than the anniversary of the date each director first joined the Board) so that there is consistency among the directors’ annual grants. To compensate directors for periods of service that would not otherwise be covered due to this change in the timing of the annual grants, if shareholders approve this proposal, non-employee directors would receive a one-time, prorated stock option grant, with such grants generally being made at the Annual Meeting except as described under “Specific Benefits” below (each such grant, a “Transition Option Grant”). For example, a non-employee director who is scheduled to be granted an Annual Option under the current director grant program on August 25, 2010 (i.e., six months after the Annual Meeting) would instead be granted at the Annual Meeting an Annual RSU Award and a Transition Option Grant for 5,000 shares of the Company’s common stock (i.e., 50 percent of the 10,000 shares subject to an Annual Option grant under the current program; with the Transition Option Grant related to the director’s service on the Board for the period from his or her last anniversary of joining the Board through the Annual Meeting). The Transition Option Grants will be fully vested and immediately exercisable on their date of grant and will otherwise be subject to the terms of Annual Options under the current grant program as described above. Please see “Specific Benefits” below for more information on the Transition Option Grants that would be made to the non-employee directors.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that might be approved by shareholders) will any adjustment be made to a stock option under the Director Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise of the option.

Termination of Service. A non-employee director’s options and restricted stock units granted under the Director Plan, to the extent then outstanding and unvested, will generally terminate on the date the director ceases to be a member of the Board. In general, if a non-employee director ceases to be a member of the Board, the director’s options will be exercisable by the director for a period of 90 days, to the extent vested at the time of termination of service. If a non-employee director’s service on the Board terminates by reason of the director’s death, the director’s vested options will remain outstanding and the director’s beneficiary may exercise the options at any time through the third anniversary of the director’s death. If a non-employee director is removed from the Board for “cause” (as determined by the Board in accordance with the Company’s bylaws), all of the director’s outstanding options and restricted stock units, whether or not vested, will immediately be forfeited.

Adjustments; Corporate Transactions. As is customary in incentive plans of this nature, the share limit and the number and kind of shares available under the Director Plan and any outstanding awards, as well as the exercise prices of awards are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders. Generally, and subject to limited exceptions set forth in the Director Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then outstanding under the plan will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award.

Administration. The Board administers the Director Plan and has authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the Director Plan and to interpret and construe the provisions of the Director Plan.

Amendment and Termination. The Board will have authority to amend or terminate the Director Plan at any time, including the authority to prospectively change the relative mixture of stock options and restricted stock units for the initial and annual award grants to non-employee directors, the methodology for determining the number of shares of the Company’s common stock subject to these grants, and the vesting and other terms and conditions of these grants without shareholder approval. However, the Board may not, without shareholder approval, increase the number of shares available for issuance.

Term. If shareholders approve this proposal, unless earlier terminated by the Board, the Director Plan will expire on November 9, 2019. No further awards will be granted under the Director Plan after that date.

Federal Income Tax Consequences. The U.S. federal income tax consequences of the Director Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Director Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

The federal income tax consequences of issuing and exercising stock options under the Director Plan may be summarized as follows. The grant of a stock option has no immediate federal income tax effect. The director will not recognize taxable income and the Company will not receive a tax deduction. When the director exercises the option, the director will recognize ordinary income and the Company will receive a tax deduction, in each case measured by the difference between the exercise price and the fair market value of the shares on the date of exercise. When the director sells shares obtained from exercising a stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

The federal income tax consequences of issuing restricted stock units under the Director Plan may be summarized as follows. The grant of a restricted stock unit has no immediate federal income tax effect. The director will not recognize taxable income and the Company will not receive a deduction. When the director’s restricted stock units are paid, the director will generally recognize ordinary income and the Company will generally have a corresponding tax deduction, in each case measured by the value of the shares paid to the director. When the director sells shares obtained from settlement of a restricted stock unit, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

Specific Benefits

None of the Company’s executive officers (including the named executive officers) are eligible to receive award grants under the Director Plan. If shareholders approve this proposal, the number of restricted stock units that will be granted to the non-employee directors under the Director Plan will be determined based on the closing price of the Company’s common stock at the time of grant as described above. Assuming, for illustrative purposes only, that the price of the Company’s common stock used for the conversion of the dollar amounts set forth above into shares was $200, the number of restricted stock units that would be allocated to the Company’s six non-employee directors as a group pursuant to the Annual RSU Awards formula is 59,000. This figure represents the aggregate number of shares that would be subject to the Annual RSU Awards under the Director Plan for calendar years 2010 through 2019 (the ten remaining years in the term of the plan if shareholders approve this proposal), with no grant being made to Ms. Jung for the 2010 Annual Meeting as she would not be entitled to this grant under the rules described above with respect to Annual RSU Awards. This calculation assumes, among other future variables, that there are no new eligible directors, there continue to be six eligible directors seated and there are no changes to the awards granted under the Director Plan including, without limitation, the Board’s exercise of its ability to prospectively change the relative mixture of stock options and restricted stock units for awards granted under the Director Plan and the methodology for determining the number of shares of the Company’s common stock subject to these grants. The actual number of shares that will be subject to stock options and restricted stock units for annual grants to continuing non-employee directors under the Director Plan, as well as initial grants to new non-employee directors, is not determinable.

In addition, as described above under “Transition Grants,” each of the Company’s six non-employee directors who is re-elected at the Annual Meeting will become entitled to receive a Transition Option Grant. The number of shares subject to each Transition Option Grant will be as follows: Mr. Campbell, 5,589 shares; Mr. Drexler, 7,562 shares; Mr. Gore, 9,397 shares; Dr. Levinson, 5,342 shares; Mr. York, 5,589 shares; and Ms. Jung, 1,425 shares. For all non-employee directors other than Ms. Jung, the grants will be made at the Annual Meeting. Because Ms. Jung’s Initial Option, granted upon her joining the Board in January 2008, has not yet fully vested, her Transition Option Grant will instead be made at the 2011 Annual Meeting. The number of shares subject to Ms. Jung’s Transition Option Grant has been calculated using the hypothetical assumption that the 2011 Annual Meeting will occur on February 25, 2011; the actual number of shares subject to her Transition Option Grant will be determined based on the actual date of the 2011 meeting and could therefore be more or less than the 1,425 shares noted above.

As of December 4, 2009, the fair market value of a share of the Company’s common stock was $193.92.

Aggregate Past Grants Under the 1997 Director Stock Option Plan

As of December 4, 2009, options covering 489,000 shares of the Company’s common stock had been granted under the Director Plan. The following table shows information regarding the distribution of those options among the persons and groups identified below, as well as option exercises and option holdings as of that date.

	STOCK OPTIONS
Name and Position Named Executive Officers:	Number of Shares Subject to Past Option Grants		Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of December 4, 2009
				Exercisable		Unexercisable
Steven P. Jobs	120,000	(1)	120,000	0		0
Chief Executive Officer

Timothy D. Cook	0		0	0		0
Chief Operating Officer

Peter Oppenheimer	0		0	0		0
Senior Vice President, Chief Financial Officer

Robert Mansfield	0		0	0		0
Senior Vice President, Mac Hardware Engineering

Scott Forstall	0		0	0		0
Senior Vice President, iPhone Software Engineering & Platform Experience
Total for all current Executive Officers (including the Named Executive Officers identified above)	120,000		120,000	0		0

Non-Executive Director Group:
William V. Campbell	250,000		120,000	70,000	(2)	0
Millard S. Drexler	210,000		120,000	90,000		0
Albert A. Gore, Jr.	90,000		1,000	89,000		0
Andrea Jung	30,000		0	10,000		20,000
Arthur D. Levinson, Ph.D.	130,000		0	130,000		0
Jerome B. York	250,000		230,000	20,000		0
Total for Non-Executive Director Group	960,000		471,000	409,000		20,000
Each other person who has received 5% or more of the options, warrants or rights under the Plan	0		0	0		0
All other persons (former Directors), as a group	420,000		280,000	0		0
Total	1,500,000		871,000	409,000		20,000

(1)	Granted in 1997 upon joining the Board, at which time Mr. Jobs was not a Company employee.

(2)	Excludes 60,000 vested stock options that were subject to a non-sale transfer by Mr. Campbell in August 2009.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4

Advisory Vote on Executive Compensation

As previously announced, the Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s shareholders. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders. The Company’s total shareholder return over the prior 1-, 3- and 5-year periods was 63%, 141% and 857%, respectively.

The Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2009 in more detail. Highlights of the program include the following:

•	Mr. Jobs’s total compensation consists of a salary of $1 per year. Mr. Jobs has not received an equity award since 2003.

•	Mr. Jobs owns approximately 5.5 million shares of the Company’s common stock, which significantly aligns his interests with those of the Company’s shareholders.

•

Cash compensation (base salary and annual performance-based cash bonus award) levels for the other named executive officers are substantially below the levels generally provided by peer companies. The Company has no long-term cash compensation program for its named executive officers.

•

The named executive officers, other than Mr. Jobs, receive long-term equity awards in the form of RSUs subject to long-term vesting requirements. RSUs constitute the majority of each executive’s total compensation opportunity. The Company believes these awards ensure that a significant portion of the executives’ compensation is tied to long-term stock price performance.

•

None of the named executive officers has an employment agreement or severance arrangement. In addition, the Company generally does not provide any perquisites, tax reimbursements, or change in control benefits to the named executive officers that are not available to other employees.

•	Each of the named executive officers is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Company believes the compensation program for the named executive officers was instrumental in helping the Company achieve strong financial performance in the challenging macroeconomic environment. In addition to the 1-, 3- and 5-year performance of the Company’s stock noted above, in 2009 the Company’s revenue grew to $36.5 billion, representing an increase of $4.1 billion or 12% over the prior year. Net income also increased to $5.7 billion in 2009, an increase of $870 million or 18% over the prior year, and the Company’s gross margin in 2009 was 36.0%, up from 34.3% in the prior year. The Company’s strong earnings and operational excellence helped drive a cash balance at the end of 2009 of $34 billion, an increase of $9.5 billion over the prior year.

The Company requests shareholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Committee Report, the Compensation Discussion and Analysis, and the compensation tables).

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

Approval of Proposal No. 4 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 4.

PROPOSAL NO. 5

Ratification of Appointment of Independent Registered Public Accounting Firm

In February 2009, the Audit Committee appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2009. Prior to February 2009, KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm since 1997. At the Annual Meeting, the shareholders are being asked to ratify the appointment of EY as the Company’s independent registered public accounting firm for 2010. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of EY are expected to be present at the Annual Meeting and to respond to questions.

In February 2009, the Audit Committee completed the process it undertook in accordance with its previously announced policy to review the appointment of the Company’s independent registered public accounting firm every five years. Pursuant to this policy, the Audit Committee conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the remainder of 2009. The Audit Committee invited several firms to participate in this process, including KPMG, the Company’s independent registered public accounting firm since 1997.

As a result of this process and following careful deliberation, on February 26, 2009, the Audit Committee engaged EY as the Company’s independent registered public accounting firm for the remainder of 2009, and dismissed KPMG from that role.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended September 27, 2008 and September 29, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s report on the Company’s consolidated financial statements as of and for the years ended September 27, 2008 and September 29, 2007, respectively, did contain separate paragraphs stating: (1) “effective September 30, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”; and (2) “effective September 25, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment.” The audit reports of KPMG on the effectiveness of internal control over financial reporting as of September 27, 2008 and September 29, 2007, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended September 27, 2008 and September 29, 2007, respectively, and in the subsequent interim period through February 26, 2009, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures it made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of KPMG’s letter dated February 27, 2009 was attached as Exhibit 16.1 to the Report.

In deciding to engage EY, the Audit Committee reviewed auditor independence and existing commercial relationships with EY, and concluded that EY has no commercial relationship with the Company that would impair its independence. During the years ended September 27, 2008 and September 29, 2007, respectively, and in the subsequent interim period through February 26, 2009, neither the Company nor anyone acting on its behalf consulted with EY on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Fees Paid to Auditors

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firms for the years ended September 26, 2009 and September 27, 2008.

Audit and Non-Audit Fees

	Ernst & Young LLP	KPMG LLP
	2009	2009(4)	2008
Audit Fees(1)	$5,200,000	$707,200	$6,808,600
Audit-Related Fees(2)	164,800	—	750,000
Tax Fees(3)	476,900	214,200	525,100
All Other Fees	—	—	—

Total	$5,841,700	$921,400	$8,083,700

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	The 2009 and 2008 tax fees include $438,000 ($223,800 paid to EY and $214,200 paid to KPMG) and $510,100, respectively, for professional services rendered in connection with tax compliance and preparation relating to the Company’s expatriate program, tax audits and international tax compliance; and $253,100 (paid entirely to EY) and $15,000, respectively, for international tax consulting and planning services.

(4)	Represents fees accrued or paid to KPMG as the Company’s independent registered public accounting firm through February 26, 2009.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee. In accordance with this policy, the Audit Committee pre-approved all services to be performed by the Company’s independent registered public accounting firm.

Vote Required

Approval of Proposal No. 5 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 5.

PROPOSAL NO. 6

Shareholder Proposal Regarding Sustainability Report

The Company has been advised that As You Sow, 311 California Street, Suite 510, San Francisco, California 94104, on behalf of John Powers, a beneficial owner of 120 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting. The proposal is co-sponsored by Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, a beneficial owner of 13,694 shares of the Company’s common stock, and the New York City Office of the Comptroller, 1 Centre Street, New York, New York 10007, a beneficial owner of 2,809,446 shares of the Company’s common stock.

WHEREAS: Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate stronger financial returns, better respond to emerging issues, and enjoy long-term business success.

Mainstream financial companies are also increasingly recognizing the links between sustainability performance and shareholder value. Information from corporations on their greenhouse gas emissions is essential to investors as they assess the strengths of corporate securities in the context of climate change.

Globally, over 2,700 companies issued reports on sustainability issues in 2007 (www.corporateregister.com). Among our industry peers, Dell, IBM, and Hewlett-Packard have taken leadership roles in these areas through publication of comprehensive sustainability reports that address their company’s impacts with regards to issues such as greenhouse gas emissions reduction, toxics, and supply chain working conditions. These companies have provided detailed assessments of greenhouse gas emission exposure and made reduction commitments. Apple, however, lags behind global industry peers on sustainability reporting. It has released some product specific information on greenhouse gas emissions but its usefulness is limited as nearly all other companies use aggregate emission estimates. Apple has not made public greenhouse gas reduction commitments.

The information and communication technologies sector is estimated to contribute between 2-3% of total greenhouse gas emissions. As the industry continues to develop globally, this is set to increase further. Given the industry’s large social and environmental footprint, we feel it is imperative that Apple develop clear policies and programs that address the impacts of its operations on the environment and on society.

RESOLVED: Shareholders request that the Board of Directors prepare a sustainability report describing corporate strategies regarding climate change, specifically to reduce greenhouse gas emissions and address other environmental and social impacts such as toxics, recycling and employee and product safety. The report, prepared at reasonable cost and omitting proprietary information, should be published by July 2010.

SUPPORTING STATEMENT: The report should include the company’s definition of sustainability and a company-wide review of policies, practices, and metrics related to long-term social and environmental sustainability. Taking early action to calculate emissions in a manner similar to peers and making emission reduction commitments could provide competitive advantage, while inaction risks exposing the company to regulatory and litigation risk and reputational damage.

We recommend that Apple use Global Reporting Initiative’s (GRI) Sustainability Reporting Guidelines to prepare the sustainability report and use the Carbon Disclosure Project as a means to specifically report on greenhouse gas emissions and reduction efforts. The GRI is an international organization developed with representatives from the business, environmental, human rights and labor communities. GRI guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices, and decent work conditions, human rights, society, and product responsibility. The guidelines provide a flexible reporting system that allows omission of content not relevant to company operations.

The Company’s Statement in Opposition to Proposal No. 6

The Board recommends a vote AGAINST Proposal No. 6.

The Company recognizes its responsibility as a global citizen and has been working proactively for years to reduce the environmental impact of its corporate operations as well as the manufacturing and use of its products, which accounts for 95% of the greenhouse gas emissions associated with the Company. The Company also provides its customers and shareholders with an unmatched level of detail on its environmental performance, both at the product level and for the Company as a whole.

In September 2009, the Company updated the Environment page of its website (www.apple.com/environment) to illustrate newly released data about the Company’s carbon footprint. The Environment page was subsequently updated with the announcement of new PVC-free iMacs and MacBooks in October, and the Company has continued its practice of providing detailed Product Environmental Reports (described below) for more than a year. The Board believes that updates like these provide shareholders with a great deal of relevant information in a more timely manner than an annual report.

As detailed on its website, the Company’s overall carbon footprint is estimated at 10.2 million metric tons of CO2 equivalents. This figure includes emissions from manufacturing, transportation of products to market, use of products by consumers, recycling used equipment, and activity at the Company’s corporate facilities.

To arrive at this estimate, the Company used a comprehensive life cycle assessment (LCA) tool, developed with the help of a leading LCA consultant and independently verified by the Fraunhofer Institute in Germany. Rather than rely on estimates from suppliers in its supply chain, the Company’s LCA starts with each product’s bill of materials and works backward through the manufacturing process to calculate emissions at each phase of production—all the way to the mining of raw materials.

The Board believes that the Company’s disclosure in September 2009 represents the most comprehensive accounting of any electronics company’s carbon footprint. Most notably, it includes the estimated carbon emissions related to electricity required to power the Company’s products during their useful lives. This “use phase” activity was found to account for 53% of the Company’s greenhouse gas emissions.

The Company is focused on improving the energy efficiency of its products as the most effective way to reduce the Company’s impact on the environment. Every new Mac meets the strict low-power requirements of the EnergyStar 5.0 specification, meaning lower energy bills and fewer greenhouse gas emissions from power plants.

The 20” iMac introduced in Spring 2009 is a prime example of the progress the Company has achieved through engineering and innovation. It delivers a 30 percent decrease in energy consumption in idle mode compared with its predecessor, resulting in an 18% reduction in greenhouse gas emissions over a four-year period. The carbon savings from this product transition alone are enough to offset all the emissions generated by the Company’s corporate facilities for one year.

The Board is unaware of any other company in the electronics industry that can claim such dramatic progress in the area of energy efficiency, including shipping 100% EnergyStar 5.0 compliant products.

Investors are encouraged to read the Company’s detailed and informative Product Environmental Reports, which are published on the Company’s website at www.apple.com/environment/reports and updated with each new product introduction. In addition to energy efficiency data, these documents include an estimate of greenhouse gas emissions associated with each Company product so customers can make informed decisions about their own carbon footprints.

The Global Reporting Initiative (GRI) Sustainability Reporting Guidelines are considered during the preparation of the Company’s environmental assessments, and a GRI index is provided at www.apple.com/environment/reports/gri-index.html.

The Company is committed to ensuring the highest standards of social responsibility wherever its products are made. The Company’s operations team conducts a rigorous, ongoing program of audits of manufacturing facilities at multiple levels within its supply chain to ensure compliance with the Company’s industry-leading Supplier Code of Conduct. In 2008, the Company completed onsite audits of 83 facilities, more than double the number audited in 2007. More than 400 Company employees are trained to evaluate compliance with the Supplier Code of Conduct.

These audits include physical factory inspections, interviews with manufacturing employees, review of records and evaluation of management systems. Results are presented to the supplier, along with recommended areas for improvement. Suppliers are required to correct Code of Conduct violations immediately and are subject to Corrective Action Verification audits. Continued non-compliance can result in termination of the business relationship.

The Company has also produced annual progress reports which are available online at www.apple.com/supplierresponsibility.

The Board believes that the level of transparency described above far exceeds that of other companies in the industry. The Company is already substantially fulfilling—and in many respects exceeding—the request for information in Proposal No. 6. Accordingly, the Board recommends a vote against Proposal No. 6.

Vote Required

Approval of Proposal No. 6 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal No. 6.

PROPOSAL NO. 7

Shareholder Proposal to Amend Corporate Bylaws Establishing a Board Committee on Sustainability

The Company has been advised that Mr. John C. Harrington, 1001 2nd Street, Suite 325, Napa, California 94559, a beneficial owner of 200 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting.

RESOLVED: Amend Article IV of the bylaws to add a new section as follows:

4.2 Board Committee on Sustainability:

A) There is established a Board Committee on Sustainability. The committee is authorized to address corporate policies, above and beyond matters of legal compliance, in order to ensure our corporation’s sustained viability. The committee shall strive to enhance shareholder value by responding to changing conditions and knowledge of the natural environment, including but not limited to, natural resource limitations, energy use, waste disposal, and climate change.

B) The Board of Directors is authorized in its discretion, consistent with these Bylaws and applicable law to: (1) select the members of the Board Committee on Sustainability, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, on the Committee’s activities, findings and recommendations, and (5) adopt any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

C) Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Sustainability shall not incur any costs to the company except as authorized by the Board of Directors.

Supporting Statement

The committee would be authorized to initiate, review, and make policy recommendations regarding the company’s preparation to adapt to changes in marketplace and environmental conditions that may affect the sustainability of our business. Issues related to sustainability might include, but are not limited to: global climate change, political instability, emerging concerns regarding toxicity of materials, resource shortages, and biodiversity loss.

Adoption of this resolution would help establish our company’s position as an industry leader in this area of increasing concern to investors and policy makers.

The Company’s Statement in Opposition to Proposal No. 7

The Board recommends a vote AGAINST Proposal No. 7.

The Board takes environmental sustainability very seriously, and the Company has made significant progress in reducing the environmental impact of the Company’s operations and products, as described in the Company’s statement in opposition to Proposal No. 6, above. However, the Board does not believe a Board committee dedicated to this issue is necessary, nor would it be more effective than the Company’s current and ongoing efforts.

The Board authorizes and directs Company management to make environmental considerations an integral part of the Company’s business practices. The Company’s commitment to protecting the environment, health and safety of the Company’s employees, customers and the global communities where the Company operates is expressed not only in the Company’s code of ethics (available at www.apple.com/investor) but also in the

Company’s Environmental Health and Safety Policy Statement and the Supplier Code of Conduct, both of which are available at the Company’s Apple and the Environment website at www.apple.com/environment.

The Company’s management team regularly provides status reports to the entire Board on matters related to sustainability. The Board believes that management has performed exceptionally well in this area, and is confident that the Company will continue to lead the industry in increasing energy efficiency, reducing carbon emissions, and eliminating toxic materials from its products.

Vote Required

Approval of Proposal No. 7 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal No. 7.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: January 12, 2010

ANNEX A

APPLE INC.

2003 EMPLOYEE STOCK PLAN

SECTION 1. INTRODUCTION.

On November 10, 2009, the Board adopted amendments to this 2003 Employee Stock Plan, which shall govern all grants of Awards made after this amendment and restatement, and which shall become effective upon its approval by the Company’s stockholders (the “Effective Date”). For the terms and conditions of the Plan applicable to Awards granted before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Participants the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, Restricted Stock Units and Cash Bonus Awards.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS.

(a) “Applicable Laws” means all applicable laws, rules, regulations and requirements relating to the administration of stock plans, including, but not limited to, all applicable U.S. federal and state laws, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules, regulations or requirements of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan or where Participants reside or provide services, as such laws, rules, regulations and requirements shall be in place from time to time.

(b) “Award” means an Option, SAR, Stock Grant, Restricted Stock Unit or Cash Bonus Award.

(c) “Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Restricted Stock Unit Agreement or any written document that evidences a Cash Bonus Award granted under the Plan. Award Agreements shall consist of either (1) a written award agreement in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under the Plan generally, as the Committee may provide and, in each case and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cash Bonus Award” means an Award granted pursuant to Section 10(b) of the Plan.

(f) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by Applicable Laws, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax withholding obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) “Committee” has the meaning given to such term in Section 3.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means Apple Inc., a California corporation.

(k) “Consultant” means an individual who provides bona fide services to the Company, a Parent or a Subsidiary, other than as an Employee or Director.

(l) “Covered Employees” means those persons who the Committee determines are subject to the limitations of Code Section 162(m).

(m) “Director” means a member of the Board.

(n) “Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, that with respect to an Option intended to qualify as an ISO, “Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary (including any Director that is also an Employee).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value at the time such SAR is exercised in determining the amount payable upon exercise of such SAR.

(r) “Fair Market Value” means, unless otherwise determined or provided by the Committee in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances. The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Committee may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

(s) “Fiscal Year” means the Company’s fiscal year.

(t) “Grant Date” means the date on which the Committee makes the determination to grant an Award or such later date as the Committee may specify in making such determination.

(u) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(v) “Non-Employee Director” means a member of the Board who is not an Employee.

(w) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(x) “Option” means an ISO or NSO granted under the Plan entitling the Participant to purchase Shares.

(y) “Parent” means any corporation or other entity that beneficially owns directly or indirectly a majority of the Company’s outstanding voting stock or voting power. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(z) “Participant” means an Employee or Consultant who has been selected by the Committee to receive an Award under the Plan or any individual, estate or other entity that holds an Award.

(aa) “Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more of the following criteria: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) total shareholder return; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) manufacturing, production or inventory; (xxv) mergers and acquisitions or divestitures; and/or (xxvi) individual performance objective. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (e) on a pre-tax or after tax basis. Awards issued to persons who are not Covered Employees may take into account any other factors deemed appropriate by the Committee.

(bb) “Performance Period” means any period not exceeding 60 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(cc) “Plan” means this Apple Inc. 2003 Employee Stock Plan as it may be amended from time to time.

(dd) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) whether through amendment, cancellation or replacement grants, or any other means.

(ee) “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan and represents an unfunded and unsecured obligation of the Company.

(ff) “Restricted Stock Unit Agreement” means the agreement described in Section 9 evidencing a Restricted Stock Unit Award.

(gg) “SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.

(hh) “SEC” means the Securities and Exchange Commission.

(ii) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Share” means one share of Common Stock.

(ll) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(mm) “Stock Grant” means Shares awarded under the Plan pursuant to Section 8.

(nn) “Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.

(oo) “Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.

(pp) “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(qq) “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of its parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code). In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

(rr) “Termination of Service” means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company and its Subsidiaries for any reason, including but not by way of limitation, a termination by resignation, discharge, death, disability, or retirement, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary and excluding any bona fide and Company (or Subsidiary) approved leave of absence; and (ii) in the case of a Consultant, a cessation of the service relationship (as determined by the Committee in its sole discretion) between the Consultant and the Company and its Subsidiaries for any reason, including but not by way of limitation, a termination by resignation, discharge, death or disability, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or a Subsidiary. For purposes of the Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a Termination of Service shall be deemed to have occurred with respect to each Employee and Consultant in respect of such Subsidiary who does not continue as an Employee or Consultant in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. The Committee shall generally have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m). However, the Board may also appoint one or more separate Committees, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Participants who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Participants and may determine all terms of such Awards. Members of any such Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Committee and reassume all powers and authority previously delegated to the Committee.

The Board and any Committee appointed to administer the Plan is referred to herein as the “Committee.”

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Participants who are to receive Awards under the Plan;

(ii) determining the Fair Market Value for purposes of any Award;

(iii) determining the type of and number of securities to be subject to each Award, and the Grant Date, vesting requirements and other features and conditions of such Awards;

(iv) approving the forms of Award Agreements to be used under the Plan;

(v) amending any outstanding Awards;

(vi) accelerating the vesting or extending the post-termination exercise term of Awards at any time and under such terms and conditions as it deems appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 15;

(vii) construing and interpreting the Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under the Plan;

(viii) correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;

(ix) adopting such rules or guidelines as it deems appropriate to implement the Plan;

(x) authorizing any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(xi) adjusting the number of shares of Common Stock subject to any Award, adjusting the price of any or all outstanding Awards or otherwise changing previously imposed terms and conditions, in such circumstances as the Committee may deem appropriate, in each case subject to Sections 5 and 15, and provided that in no case (except due to an adjustment contemplated by Section 11 or any Re-Pricing that may be approved by shareholders) shall such an adjustment constitute a Re-Pricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share Exercise Price of any Option or SAR;

(xii) determining whether, and the extent to which, adjustments are required pursuant to Section 13 hereof and authorizing the termination, conversion, substitution or succession of Awards upon the occurrence of an event of the type described in Section 13;

(xiii) acquiring or settling (subject to Sections 13 and 15) rights under Awards in cash, stock of equivalent value, or other consideration, provided, however, that in no case without stockholder approval shall the Company effect a Re—Pricing of an Option or SAR granted under the Plan by purchasing the Option or SAR at a time when the Exercise Price of the Award is greater than the Fair Market Value of a share of Common Stock;

(xiv) making all other decisions relating to the operation of the Plan; and

(xv) adopting such plans or subplans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Participants who reside outside of the U.S.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees and Consultants shall be eligible to participate in the Plan. Non-Employee Directors are not eligible for Award grants under the Plan.

(b) Incentive Stock Options. Only Participants who are Employees of the Company, a “parent corporation” of the Company (within the meaning of Section 424(e) of the Code) or a “subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) shall be eligible for the grant of ISOs. In addition, a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c) Restrictions on Transfer.

(i) Unless otherwise expressly provided in (or pursuant to) this Section 4(c) or required by Applicable Law: (A) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (B) Awards shall be exercised only by the Participant; and (C) amounts payable or Shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

(ii) The Committee may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Participant or by the Participant’s family members).

(iii) The exercise and transfer restrictions in Section 4(c) shall not apply to:

(A)	transfers to the Company (for example, in connection with the expiration or termination of the Award),

(B)	the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(C)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Company,

(D)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(E)	the authorization by the Committee of Cashless Exercise procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

(d) Beneficiaries. If permitted by the Committee in the Award Agreement, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior beneficiary designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

(e) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(f) Termination of Service. The Committee shall establish the effect of a Termination of Service on the rights and benefits under each Award under the Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award.

(g) Consideration. The purchase price for any Award granted under the Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Committee.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan is 209,000,000, subject to adjustment pursuant to Section 11.

(b) Share Count. Shares issued pursuant to Awards other than Options or SARs will count against the Shares available for issuance under the Plan as two (2) Shares for every one (1) Share issued in connection with the Award. Shares issued pursuant to the exercise of Options or SARs will count against the Shares available for issuance under the Plan as one (1) Share for every one Share to which such exercise relates. For purposes of the preceding sentence, the total number of Shares subject to SARs that are settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan. Except as provided in the next sentence, if Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan; provided that any one (1) Share issued pursuant to a Stock Grant or subject to a Restricted Stock Unit Award that is forfeited or terminated shall be credited as two (2) Shares when determining the number of Shares that shall again become available for Awards under the Plan if upon grant, the Shares underlying such forfeited or terminated Awards were counted as two (2) Shares against the Plan reserve. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. Refer to Section 15(i) for application of the foregoing share limits with respect to substituted awards.

(c) Share Limits.

(i) Limits on Options and SARs. No Participant shall receive Options or SARs during any Fiscal Year covering, in the aggregate, in excess of 15,000,000 Shares, subject to adjustment pursuant to Section 11.

(ii) Limits on Stock Grants and Restricted Stock Units. No Participant shall receive Stock Grants or Restricted Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000,000 Shares, subject to adjustment pursuant to Section 11.

(d) Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver Shares with respect to Awards then outstanding under the Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional Shares shall be delivered under the Plan. The Committee may pay cash in lieu of any fractional Shares in settlements of Awards under the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 11. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for an ISO granted to a 10-Percent Stockholder) on the Grant Date.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and/or any performance conditions or Performance Goals pursuant to Section 10 that must be satisfied before the Option may be exercised. The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed seven (7) years from the Grant Date. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement and may provide for tolling of vesting in the event of a Participant’s leave of absence. Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e) Method of Exercise. An Option may be exercised, in whole or in part, by giving written notice of exercise to the Company or the Company’s designee (or, subject to Applicable Laws and if the Company permits, by electronic or voice methods) of the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the aggregate Exercise Price, plus any required withholdings (unless satisfactory arrangements have been made to satisfy such withholdings). The Company reserves the right to delay issuance of the Shares until the such payment obligations are fully satisfied.

(f) Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i) Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(ii) Other Forms of Payment. Payment may be made in any other form that is consistent with Applicable Laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, except to the extent permitted by Applicable Laws, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(f).

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 11. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding, provided that in all cases the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Grant Date.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable and/or any performance conditions or Performance Goals pursuant to Section 10 that must be satisfied before the SAR is exercised. The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed seven (7) years from the Grant Date. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement and may provide for tolling of vesting in the event of a Participant’s leave of absence. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO. Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

(e) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant. A Stock Grant may be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement. The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c) Number of Shares. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains, which number is subject to adjustment in accordance with Section 11.

(d) Vesting Conditions. The Committee shall determine the vesting schedule of each Stock Grant. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include performance conditions or Performance Goals pursuant to Section 10. Except for any accelerated vesting required or permitted pursuant to Section 12 and except as otherwise provided in the following provisions of this Section 8(d), and subject to such additional vesting requirements or conditions as the Committee may establish with respect to the Award, each Stock Grant under this Plan shall be subject to the following minimum vesting requirements: (a) if the Stock Grant includes a performance-based vesting condition, the Stock Grant shall not vest earlier than the first anniversary of the Grant Date and vesting shall occur only if the Participant is an Employee or Consultant of the Company or one of its Subsidiaries on such vesting date; and (b) if the Stock Grant does not include a performance-based vesting condition, the Stock Grant shall not vest more rapidly than in monthly installments over the three-year period immediately following the Grant Date and vesting of any vesting installment of the Stock Grant shall occur only if the Participant is an Employee or Consultant of the Company or one of its Subsidiaries on the date such installment is scheduled to vest; provided that the Committee may accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Stock Grant in connection with a change in control of the Participant’s employer (or a parent thereof) or the termination of the Participant’s employment due to the Participant’s death, disability or retirement. The Committee may, however, accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Stock Grant, and/or any Restricted Stock Unit Award as provided in Section 9(c), in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule for such Stock Grant or Restricted Stock Unit Award that is shorter than the minimum schedule contemplated by the preceding sentence, in such circumstances as the Committee may deem appropriate; provided, however, that the total number of Shares subject to the portion of any such Stock Grant and any such Restricted Stock Unit Award that vests earlier than the minimum vesting dates that would be applicable pursuant to the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall not exceed five percent (5%) of the Plan’s aggregate Share limit set forth in Section 5(a).

(e) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, except as otherwise stated in the Stock Grant Agreement. A Stock Grant Agreement may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares and any Shares received as a dividend pursuant to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid.

SECTION 9. TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Agreement. Each Restricted Stock Unit granted under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Restricted Stock Unit Agreement shall specify the number of Restricted Stock Units to which the Restricted Stock Unit Award pertains, which number is subject to adjustment in accordance with Section 11.

(c) Vesting Conditions. The Committee shall determine the vesting schedule of each Restricted Stock Unit Award. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement which may include performance conditions or Performance Goals pursuant to

Section 10. Each Restricted Stock Unit Award shall be subject to the same minimum vesting provisions applicable to Stock Grants as set forth in Section 8(d), including (without limitation) the Committee’s discretion under the last sentence of Section 8(d) to grant Awards that do not comply with such minimum vesting provisions, subject to the Share limit set forth in such sentence.

(d) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee at the time of the grant of the Restricted Stock Units, in its sole discretion. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or, if the Committee so provides in the Restricted Stock Unit Agreement, it may be deferred, in accordance with Applicable Laws, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents, as determined by the Committee and provided in the Restricted Stock Unit Agreement.

(e) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units and may be made subject to the same conditions and restrictions as the Restricted Stock Units to which they attach. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.

(f) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

SECTION 10. PERFORMANCE-BASED AWARDS; CASH BONUS AWARDS.

(a) General. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established by the Committee. Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m). Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Participants who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(b) Cash Bonus Awards. The Committee may, in its discretion, grant Cash Bonus Awards under the Plan to one or more Employees of the Company or any of its Subsidiaries. Cash Bonus Awards may be subject to performance conditions as described in Section 10(a) above and, to the extent such Cash Bonus Awards are granted to Covered Persons and intended to qualify as “performance-based compensation” under Section 162(m), shall be subject to the requirements of Section 162(m), including without limitation, the establishment of Performance Goals and certification of performance by the Committee as set forth above. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Cash Bonus Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

(c) Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Options and SARs with an Exercise Price that is not less than the Fair Market Value of a share of Common Stock on the Grant Date) shall terminate upon the first meeting of the Company’s shareholders that occurs in 2015.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. Subject to Section 12, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of Shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific Share limits, maximums and numbers of Shares set forth elsewhere in the Plan), (2) the number, amount and type of Shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or Exercise Price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Company shall equitably and proportionately adjust the Performance Goals applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based Awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 11(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

SECTION 12. CORPORATE TRANSACTIONS.

Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding Share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award or the Award would otherwise continue in accordance with its terms in the circumstances, each Award shall terminate upon the related event; provided that the holder of an Option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and SARs in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of the impending termination be required).

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price of the Award.

In any of the events referred to in this Section 12, the Committee may take such action contemplated by this Section 12 prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares.

Without limiting the generality of Section 3, any good faith determination by the Committee pursuant to its authority under this Section 12 shall be conclusive and binding on all persons.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award are derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, or any Subsidiary. The Company and its Parent and Subsidiaries reserve the right to terminate the service of any person at any time, and for any reason, subject to Applicable Laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. Except as provided in Section 9(f), a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9(f) and 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all Applicable Laws and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The person acquiring any securities under the Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made pursuant to an Award granted under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and the Company may take any such actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may (i) permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her, or (ii) permit a Participant to satisfy such obligations by Cashless Exercise or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for a minimum duration determined satisfactory as established by the Committee in its sole and absolute discretion. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. If any Shares are used to satisfy withholding taxes, such Shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made.

SECTION 15. DURATION AND AMENDMENTS; MISCELLANEOUS.

(a) Term of the Plan. The Plan shall terminate on May 10, 2017 and may be terminated on any earlier date pursuant to this Section 15.

(b) Amendment or Termination of the Plan. The Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan, in whole or in part. No awards may be granted during any period that the Board suspends the Plan. To the extent then required by Applicable Laws or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the Plan, or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.

(c) Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3 and 15(d)) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a Re-Pricing of an Award is subject to the limitations set forth in Section 3(b).

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or amendment of any outstanding Award Agreement shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under the Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 11 shall not be deemed to constitute changes or amendments for purposes of this Section 15.

(e) Governing Law. The Plan shall be governed by, and construed in accordance with the laws of the State of California (except its choice-of-law provisions) and applicable U.S. Federal Laws.

(f) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(g) Section Headings. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(h) No Corporate Action Restriction. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (i) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (ii) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (iii) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (iv) any dissolution or liquidation of the Company or any Subsidiary, (v) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (vi) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

(i) Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company. Awards may be granted under the Plan in substitution for or in connection with an assumption of employee, director and/or consultant stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Employees or Consultants in respect of the Company or one of its Subsidiaries in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the granting entity. The Awards so granted may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the Plan, with Common Stock substituted for the securities covered by the original award and with the number of shares of Common Stock subject to such awards, as well as any exercise or purchase prices applicable to such awards, adjusted to account for differences in stock prices in connection with the transaction. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of any such assumption or substitution in connection with any such transaction shall not be counted against the Share limit or other limits on the number of shares available for issuance under the Plan.

ANNEX B

APPLE INC.

1997 DIRECTOR STOCK PLAN

On November 10, 2009, the Board adopted this amended and restated 1997 Director Stock Plan (formerly known as the 1997 Director Stock Option Plan and as renamed, the “Plan”), which shall govern all grants of Awards made after this amendment and restatement, and which shall become effective upon its approval by the Company’s shareholders (the “Effective Date”). For the terms and conditions of the Plan applicable to Awards granted before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.

1. PURPOSES. The purposes of the Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Awards to purchase or acquire shares of Common Stock.

2. ADMINISTRATION. The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation and Bylaws as such documents may be amended from time to time.

3. SHARES AVAILABLE.

(a) SHARE LIMIT. Subject to the provisions of Section 8 of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 1,600,000 shares (the “Share Limit”). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan.

(b) SHARE COUNT. Shares issued pursuant to Restricted Stock Unit Awards will count against the Share Limit as two (2) shares for every one (1) share issued in connection with the Award. Shares issued pursuant to the exercise of Options will count against the Share Limit as one (1) share for every one (1) share to which such exercise relates. If Awards are settled in cash, the shares that would have been delivered had there been no cash settlement shall not be counted against the Share Limit. Except as provided in the next sentence, if Awards are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such Awards shall again become available for Awards under the Plan; provided that any one (1) share subject to a Restricted Stock Unit Award that is forfeited or terminated shall be credited as two (2) shares when determining the number of shares that shall again become available for Awards under the Plan if upon grant, the shares underlying such forfeited or terminated Restricted Stock Unit Award were counted as two (2) shares against the Share Limit. Shares that are exchanged by a Non-Employee Director or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Non-Employee Director or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan.

4. OPTIONS. Options granted to Non-Employee Directors under the Plan shall be subject to the following provisions of this Section 4.

(a) OPTION GRANTS.

(i) TRANSITION GRANTS. On the date of the Annual Meeting following the Company’s 2009 fiscal year, each Non-Employee Director who (1) has served as a member of the Board for at least three years as of the date of such Annual Meeting and (2) continues to serve as a member of the Board immediately following such Annual Meeting will be granted an Option (the date of grant of which shall be the date of such Annual Meeting) to purchase a number of shares of Common Stock determined by multiplying 10,000 by a fraction, the numerator of which shall be the number of days in the period commencing on the last anniversary of the date on which the Non-Employee Director was initially elected or appointed to the Board that occurs prior to the date of such Annual Meeting and ending on the date of such Annual Meeting and the denominator of which shall be 365. Each Non-Employee Director who (1) has served as a member of the Board for not more than three years as of the date of the Annual Meeting following the Company’s 2009 fiscal year and (2) continues to serve as a member of the Board through and immediately following the date of the Annual Meeting following the third anniversary of the date on which the Non-Employee Director was initially appointed or elected to the Board (the “Third Anniversary”) will be granted an Option (the date of grant of which shall be the date of the Annual Meeting following the Third Anniversary) to purchase a number of shares of Common Stock determined by multiplying 10,000 by a fraction, the numerator of which shall be the number of days in the period commencing on the last anniversary of the date on which the Non-Employee Director was initially appointed or elected to the Board that occurs prior to the date of the Annual Meeting following the Third Anniversary and ending on the date of such Annual Meeting and the denominator of which shall be 365.

(ii) NO ADDITIONAL GRANTS. Other than the Option grants contemplated by Section 4(a)(i), no Options shall be granted under the Plan unless and until the Board amends the Plan to provide for such Option grants in accordance with Section 10(b) below.

(b) EXERCISE PRICE. The per share exercise price of each Option shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option determined in accordance with the provisions of the Plan.

(c) VESTING. Options shall be fully vested and immediately exercisable on their date of grant.

(d) TERM OF OPTIONS.

(i) TEN-YEAR TERM. Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

(ii) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DEATH. If a Non-Employee Director ceases to be a member of the Board by reason of such Non-Employee Director’s death, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director’s Beneficiary, but only to the extent the Option was exercisable at the time of the Non-Employee Director’s death, at any time within three (3) years after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such three-year period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director’s death.

(iii) TERMINATION OF OPTIONS IF A NON-EMPLOYEE DIRECTOR IS REMOVED FROM THE BOARD FOR CAUSE. In the event a Non-Employee Director is removed from the Board for “cause,” all Options granted to such Non-Employee Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such removal from the Board. Whether a Non- Employee Director is removed by the Board for “cause” shall be determined by the Board in accordance with the Bylaws of the Company.

(iv) EXERCISE FOLLOWING OTHER TERMINATIONS OF SERVICE. If a Non-Employee Director ceases to be a member of the Board for any reason other than death or removal from the Board for cause, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director, but only to the extent the Option was exercisable at the time of the Non-Employee Director’s termination, at any time within ninety (90) days after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such ninety-day period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director’s termination of service with the Board.

(e) TIME AND MANNER OF EXERCISE OF OPTIONS.

(i) NOTICE OF EXERCISE. Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; PROVIDED, HOWEVER, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section 4(e)(ii) are satisfied.

(ii) METHOD OF PAYMENT. The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised, (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (E) any combination of the foregoing methods of payment.

(iii) SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director pursuant to Section 4(e)(iv), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

(iv) ISSUANCE OF SHARES. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director’s death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), the appropriate number of shares of Common Stock issued in connection with such exercise (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). Shares sold in connection with a “cashless exercise” described in clause D of Section 4(e)(ii) shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

5. RESTRICTED STOCK UNITS. Each Non-Employee Director shall receive grants of Restricted Stock Units under the Plan as follows:

(a) ANNUAL GRANTS. On the date of each Annual Meeting which occurs on or after the Effective Date and immediately following which a Non-Employee Director is serving on the Board, such Non-Employee Director shall be automatically granted (on the date of such Annual Meeting) an Award of a number of Restricted Stock Units determined by dividing (A) $200,000 by (B) the Fair Market Value of the Common Stock on the date of grant, such number to be rounded to the nearest whole number of Restricted Stock Units (each, an “Annual RSU Award”); provided, however, that a Non-Employee Director who is serving on the Board on the day prior to the Effective Date shall not be entitled to an Annual RSU Award on the date of a particular Annual Meeting unless the Non-Employee Director has served on the Board for at least three years as of the date of such Annual Meeting.

(b) INITIAL GRANTS. Each Non-Employee Director who first becomes a Non-Employee Director at any time after the Effective Date but other than on the date of an Annual Meeting shall be automatically granted, on the date he or she first becomes a Non-Employee Director, an Award of a number of Restricted

Stock Units determined by multiplying (A) the quotient obtained by dividing $200,000 by the Fair Market Value of the Common Stock on the date of grant, by (B) a fraction, the numerator of which shall be the number of days remaining in the 365-day period following the most recent Annual Meeting, and the denominator of which shall be 365 (but in no event shall such fraction be greater than one (1)), such number to be rounded to the nearest whole number of Restricted Stock Units (each, an “Initial RSU Award”); provided, however, that a Non-Employee Director shall not be eligible to receive an Initial RSU Award if either (i) he or she was an employee of the Company or any of its Subsidiaries immediately prior to first becoming a Non-Employee Director, or (ii) he or she first becomes a Non-Employee Director at any time on or after February 1 following a particular fiscal year of the Company and prior to the date of the Annual Meeting following that fiscal year.

(c) VESTING; TERMINATION OF SERVICE. Each Annual RSU Award granted pursuant to Section 5(a) shall fully vest on the February 1 that occurs in the fiscal year of the Company following the fiscal year in which the Award was granted (the “Vesting Date”). Each Initial RSU Award granted pursuant to Section 5(b) shall fully vest on the Vesting Date established for the Annual RSU Awards granted in connection with the last Annual Meeting to occur prior to the grant date of such Initial RSU Award. If the Non-Employee Director ceases to serve as a member of the Board for any reason, the Non-Employee Director’s Restricted Stock Units shall terminate to the extent such units have not become vested prior to the first date the Non-Employee Director is no longer a member of the Board, and the Non-Employee Director will have no rights with respect to, or in respect of, such terminated Restricted Stock Units.

(d) PAYMENT OF RESTRICTED STOCK UNITS. On or as soon as administratively practical following each vesting of Restricted Stock Units granted under the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Non-Employee Director a number of shares of Common Stock (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Restricted Stock Units that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 5(c). The Non-Employee Director shall have no further rights with respect to any Restricted Stock Units that are so paid.

(e) SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units or any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units until such shares of Common Stock have been issued to the Non-Employee Director pursuant to Section 5(d). No adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

6. RESTRICTIONS ON TRANSFER. An Award may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that an Award may be, with the approval of the Administrator, transferred to a Non-Employee Director’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. An Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of an Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Award, but immediately upon any attempt to assign or transfer the Award the same shall terminate and be of no force or effect.

7. DESIGNATION OF BENEFICIARY.

(a) BENEFICIARY DESIGNATIONS. Each Non-Employee Director may designate a Beneficiary to exercise an Option or receive payment of an Award upon the Non-Employee Director’s death by executing a Beneficiary Designation Form.

(b) CHANGE OF BENEFICIARY DESIGNATION. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator will revoke and rescind any prior Beneficiary Designation Form.

8. ADJUSTMENTS.

(a) Subject to Section 9, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the exercise price of any outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards. Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 8(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) It is intended that, if possible, any adjustments contemplated by Section 8(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

9. CORPORATE TRANSACTIONS.

(a) Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award or the Award would otherwise continue in accordance with its terms in the circumstances, each Award shall terminate upon the related event; provided that the holders of outstanding Options shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Options in accordance with their terms before the termination of such Options (except that in no case shall more than ten days’ notice of the impending termination be required).

(b) The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options and without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of the Option. In any of the events referred to in this Section 9, the Administrator may take such action contemplated by this Section 9 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Non-Employee Director to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of Section 2, any good faith determination by the Administrator pursuant to its authority under this Section 9 shall be conclusive and binding on all persons.

10. TERMINATION AND AMENDMENT OF THE PLAN.

(a) TERMINATION. Unless earlier terminated by the Board, the Plan shall terminate on November 9, 2019. Following such date, no further grants of Awards shall be made pursuant to the Plan.

(b) GENERAL POWER OF BOARD. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part (including, without limitation, amend the Plan at any time and from time to time, without shareholder approval, to prospectively change the relative mixture of Options and Restricted Stock Units for the initial and annual Awards granted to Non-Employee Directors hereunder, the methodology for determining the number of shares of Common Stock to be subject to such Awards within the Plan’s aggregate Share Limit pursuant to Section 3, and the other terms and conditions applicable to such Awards) or, subject to Sections 10(c) and 10(d), amend the terms of any outstanding Award; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED FURTHER that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 8 above. For avoidance of doubt, the Board may, without shareholder approval, provide on a prospective basis for grants under the Plan to consist of Options only, Restricted Stock Unit Awards only, or a combination of Options and Restricted Stock Unit Awards on such terms and conditions, subject to the Share Limit of Section 3 and the other express limits of the Plan, as may be established by the Board.

(c) WHEN NON-EMPLOYEE DIRECTORS’ CONSENTS REQUIRED. The Board may not alter, amend, suspend, or terminate the Plan or amend the terms of any outstanding Award without the consent of any Non-Employee Director to the extent that such action would adversely affect his or her rights with respect to Awards that have previously been granted.

(d) NO REPRICING. Notwithstanding any other provision herein or in any agreement evidencing any Option, in no case (except due to an adjustment contemplated by Section 8 or any repricing that may be approved by shareholders) shall any action be taken with respect to the Plan or any Option hereunder that would constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise price of any Option.

11. MISCELLANEOUS.

(a) NO RIGHT TO REELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(b) SECURITIES LAW RESTRICTIONS. The Administrator may require each Non-Employee Director or any other person purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof or provide such other assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(c) EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

(d) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

(e) AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. DEFINITIONS. Capitalized words not otherwise defined in the Plan have the meanings set forth below:

“ADMINISTRATOR” means the Board. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

“ANNUAL MEETING” means the first annual meeting of the Company’s shareholders at which members of the Board are elected following the applicable fiscal year of the Company or the applicable date, as the context may require. By way of example, the Annual Meeting following the Company’s 2008 fiscal year occurred on February 25, 2009.

“ANNUAL RSU AWARD” means an Award of Restricted Stock Units granted to a Non-Employee Director pursuant to Section 5(a) of the Plan.

“AWARD” means an award of Options or Restricted Stock Units under the Plan.

“BENEFICIARY” or “BENEFICIARIES” means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to exercise Options or receive payment of Awards in the event of the Non-Employee Director’s death; PROVIDED, HOWEVER, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director’s death, Beneficiary shall mean the Non-Employee Director’s estate.

“BENEFICIARY DESIGNATION FORM” means a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

“BOARD” means the Board of Directors of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

“COMMON STOCK” means the common stock of the Company, no par value per share.

“COMPANY” means Apple Inc., a California corporation, or any successor to substantially all of its business.

“EFFECTIVE DATE” has the meaning given to such term in the preamble.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

“FAIR MARKET VALUE” means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “GLOBAL MARKET”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“INITIAL RSU AWARD” means an Award of Restricted Stock Units granted to a Non-Employee Director pursuant to Section 5(b) of the Plan.

“NON-EMPLOYEE DIRECTOR” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“OPTION” means an option to purchase shares of Common Stock awarded to a Non-Employee Director under the Plan.

“PLAN” has the meaning given to such term in the preamble.

“RESTRICTED STOCK UNIT” means the right to receive one share of Common Stock, subject to the terms and conditions hereof.

“SHARE LIMIT” shall have the meaning set forth in Section 3 of the Plan.

“SUBSIDIARY” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“VESTING DATE” shall have the meaning set forth in Section 5(c) of the Plan.

Directions to the 2010 Annual Meeting of Shareholders

FROM SAN JOSE:	FROM SAN FRANCISCO:
Take 280 northbound.	Take 280 southbound.
Take the De Anza Blvd. exit.	Take the De Anza Blvd. exit.
Make a left onto De Anza Blvd. (at signal).	Make a right onto De Anza Blvd. (at signal).
Make a left onto Mariani Avenue.	Make a left onto Mariani Avenue.
Enter Infinite Loop Parking Lot at the end of Mariani Avenue.	Enter Infinite Loop Parking Lot at the end of Mariani Avenue.
Proceed to Building 4 (to Apple Town Hall).	Proceed to Building 4 (to Apple Town Hall).

Attendance at the 2010 Annual Meeting of Shareholders is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple Inc. has opted to provide the Annual Report on Form 10-K for the year ended September 26, 2009 in lieu of producing a glossy annual report.

APPLE INC.

Apple Inc.

000004

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 25, 2010.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

123456 C0123456789 12345

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - William V. Campbell	☐	☐	02 - Millard S. Drexler	☐	☐	03 - Albert A. Gore, Jr.	☐	☐
04 - Steven P. Jobs	☐	☐	05 - Andrea Jung	☐	☐	06 - Arthur D. Levinson, Ph.D.	☐	☐
07 - Jerome B. York	☐	☐						

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C 1234567890 JNT
1 U P X 0 2 4 0 7 6 1

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014NUB

Admission Ticket

C123456789

000004

Apple Inc.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies by 1:00 a. submitted m., Central by Time, the Internet on February or telephone 25, 2010. must be received

Vote by Internet

Log on to the Internet and go to www.investorvote.com/AAPL

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2, 3, 4 AND 5.

1. Election of Directors:

1 - William V. Campbell

4 - Steven P. Jobs

7 - Jerome B. York

For Withhold For Withhold For Withhold

02 - Millard S. Drexler

05 - Andrea Jung

03 - Albert A. Gore, Jr.

06 - Arthur D. Levinson, Ph.D.

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2. To approve amendments to the Apple Inc. 2003 Employee Stock Plan.

4. To hold an advisory vote on executive compensation.

For Against Abstain

3. To approve amendments to the Apple Inc. 1997 Director Stock Option Plan.

For Against Abstain

5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

B Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 6 and 7.

6. To consider a shareholder proposal entitled “Sustainability Report,” if properly presented at the meeting.

For Against Abstain

For Against Abstain

7. To consider a shareholder proposal entitled “Amend Corporate Bylaws Establishing a Board Committee on Sustainability,” if properly presented at the meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890

J N T

1 U P X 0 2 4 0 7 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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014NUB

Apple Inc.

2010 Annual Meeting of Shareholders February 25, 2010 10:00 a.m. Pacific Standard Time

1 Infinite Loop, Building 4, Cupertino, California 95014 Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions:

FROM SAN JOSE:

Take 280 northbound. Take the De Anza Blvd. exit.

Make a left onto De Anza Blvd. (at signal). Make a left onto Mariani Avenue.

Enter Infinite Loop Parking Lot at the end of Mariani Avenue.

Proceed to Building 4 (to Apple Town Hall).

FROM SAN FRANCISCO:

Take 280 southbound. Take the De Anza Blvd. exit.

Make a right onto De Anza Blvd. (at signal). Make a left onto Mariani Avenue.

Enter Infinite Loop Parking Lot at the end of Mariani Avenue.

Proceed to Building 4 (to Apple Town Hall).

Attendance at the 2010 Annual Meeting of Shareholders is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple Inc. has opted to provide the enclosed Annual Report on Form 10-K for the fiscal year ended September 26, 2009 in lieu of producing a glossy annual report.

85N Mountain View

Hollenbeck

280N San Francisco

N ~

Stelling

Mc Clellan

85s Campbell

Wolfe

Homestead

Stevens Creek

De Anza

280

280S San Jose

= APPLE TOWN HALL

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF APPLE INC.

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 25, 2010

The undersigned shareholder of Apple Inc., a California corporation, hereby acknowledges receipt of the Notice of 2010 Annual Meeting of Shareholders and Proxy Statement with respect to the 2010 Annual Meeting of Shareholders of Apple Inc. to be held at 1 Infinite Loop, Building 4, Cupertino, California 95014 on Thursday, February 25, 2010 at 10:00 a.m. Pacific Standard Time, and hereby appoints Peter Oppenheimer and Bruce Sewell, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Inc. Common Stock of the undersigned at such meeting and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSALS

6 AND 7, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR

ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE TELEPHONE OR BY THE INTERNET.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card. THANK YOU FOR YOUR VOTE.

C Non-Voting Items

Change of Address — Please print new address below.

Until contrary notice to Apple Inc., I consent to access all future notices of annual meetings, proxy statements and annual reports issued by Apple Inc. over the Internet.

I Consent

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below officer, NOTE: please Please provide sign your your name(s) FULL EXACTLY title. as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.